WHEN RECORDED, RETURN TO: Benjamin F.S. Herd, Esq. Winstead Sechrest & Minick P.C. 5400 Renaissance Tower 1201 Elm Street Dallas, Texas 75270

TO BE RECORDED IN THE

SECURITY DEED RECORDS OF

HALL COUNTY, GEORGIA

DEED TO SECURE DEBT AND SECURITY AGREEMENT

Loan No. CF3655000

THIS DEED TO SECURE DEBT AND SECURITY AGREEMENT (this "Security Deed") executed on August 1, 2006, but to be effective as of August 1, 2006, by SUN COUNTRYSIDE LAKE LANIER LLC, a Michigan limited liability company, as grantor for all purposes hereunder ("Borrower"), whose address is 27777 Franklin Road, Suite 200, Southfield, Michigan 48034, Attention: Jonathan M. Colman, in favor of ARCS COMMERCIAL MORTGAGE CO., L.P., a California limited partnership, as grantee for all purposes hereunder ("Lender"), whose address is 26901 Agoura Road, Suite 200, Calabasas Hills, California 91301. For all state law, statutory and other purposes hereunder, (i) the term "Borrower" as used herein shall be deemed to mean a grantor of the Property as described herein the same as if the term "grantor" were used in lieu of the term "Borrower" throughout this Security Deed, and (ii) the term "Lender" as used herein shall be deemed to mean a grantee of the Property with all of the rights conferred hereby the same as if the term "grantee" were used in lieu of the term "Lender" throughout this Security Deed.

W I T N E S S E T H:

THAT FOR AND IN CONSIDERATION OF THE SUM OF TEN AND NO/100 DOLLARS ($10.00), AND OTHER VALUABLE CONSIDERATION, INCLUDING THE INDEBTEDNESS HEREIN RECITED AND THE TRUST HEREIN CREATED, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, BORROWER HEREBY IRREVOCABLY GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS, PLEDGES, SETS OVER AND ASSIGNS, AND GRANTS A SECURITY INTEREST, TO AND IN FAVOR OF LENDER, ITS SUCCESSORS AND ASSIGNS, with power of sale, in all of Borrower's estate, right, title and interest in, to and under any and all of the following described property, whether now owned or hereafter acquired (collectively, the "Property"):

•     All that certain real property situated in the County of Hall, State of Georgia, more particularly described on Exhibit_A attached hereto and incorporated herein by this reference (the "Real Estate"), together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining thereto and all of the estate, right, title, interest, claim and demand whatsoever of Borrower therein or thereto, either at law or in equity, in possession or in expectancy, now owned or hereafter acquired;

•             All structures, buildings and improvements of every kind and description owned by Borrower now or at any time hereafter located or placed on the Real Estate (the "Improvements");

•             Borrower's interest in all easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, and other emblements now or hereafter located on the Real Estate or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower;

•             All furniture, furnishings, fixtures, goods, equipment, inventory or personal property owned by Borrower and now or hereafter located on, attached to or used in or about the Improvements, including, but not limited to, all machines, engines, boilers, dynamos, elevators, stokers, tanks, cabinets, awnings, screens, shades, blinds, carpets, draperies, lawn mowers, and all appliances, plumbing, heating, air conditioning, lighting, ventilating, refrigerating, disposals and incinerating equipment, and all fixtures and appurtenances thereto, and such other goods and chattels and personal property owned by Borrower as are now or hereafter used or furnished in operating the Improvements, or the activities conducted therein, and all building materials and equipment hereafter situated on or about the Real Estate or Improvements, and all warranties and guaranties relating thereto, and all additions thereto and substitutions and replacements therefor (exclusive of any of the foregoing owned or leased by tenants of space in the Improvements);

•             Borrower's interest in all water, water courses, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights and powers which are appurtenant to, located on, under or above or used in connection with the Real Estate or the Improvements, or any part thereof, together with (i) all utilities, utility lines, utility commitments, utility capacity, capital recovery charges, impact fees and other fees paid in connection with same, (ii) reimbursements or other rights pertaining to utility or utility services provided to the Real Estate and/or Improvements and (iii) the present or future use or availability of waste water capacity, or other utility facilities to the extent same pertain to or benefit the Real Estate and/or Improvements, including, without limitation, all reservations of or commitments or letters covering any such use in the future, whether now existing or hereafter created or acquired;

•             Borrower's interest in all minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Real Estate;

•             All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Lender pursuant to this Security Deed or any other of the Loan Documents (as hereinafter defined), including, without limitation, all funds now or hereafter on deposit in the Reserves (hereinafter defined);

•             Borrower's interest in all leases, licenses, tenancies, concessions and occupancy agreements of the Real Estate or the Improvements now or hereafter entered into (severally, a "Lease", and collectively, the "Leases") and all rents, royalties, issues, profits, bonus money, revenue, income, accounts receivable and other benefits (collectively, the "Rents" or "Rents and Profits") of the Real Estate, the Improvements, or the fixtures or equipment, now or hereafter arising from the use or enjoyment of all or any portion thereof or from any Lease (including, without limitation, oil, gas and mineral leases), license, tenancy, concession, occupancy agreement or other agreement pertaining thereto or arising from any of the Contracts (as hereinafter defined) or any of the General Intangibles (as hereinafter defined) and all cash or securities (the "Security Deposits") deposited, to the extent applicable, into the security deposit account (the "Security Deposit Account") that secure performance by the tenants, lessees or licensees, as applicable, of their obligations under any Leases, licenses, concessions or occupancy agreements, or which may be available to Borrower or its designee to effect repairs or maintenance, whether said cash or securities are to be held until the expiration of the terms of said Leases, licenses, concessions or occupancy agreements or applied to one or more of the installments of rent coming due prior to the expiration of said terms, subject to, however, the provisions contained in Section_1.11 of this Security Deed;

•             Borrower's interest in all contracts and agreements now or hereafter entered into covering any part of the Real Estate or the Improvements (collectively, the "Contracts") and all revenue, income and other benefits thereof, including, without limitation, management agreements, service contracts, maintenance contracts, equipment leases, personal property leases and any contracts or documents relating to construction on any part of the Real Estate or the Improvements (including plans, specifications, studies, drawings, surveys, tests, operating and other reports, bonds and governmental approvals) or to the management or operation of any part of the Real Estate or the Improvements;

•             Borrower's interest in all present and future monetary deposits given to any public or private utility with respect to utility services furnished to any part of the Real Estate or the Improvements;

•             Borrower's interest in all present and future funds, accounts, instruments (including, without limitation, promissory notes), investment property, letter-of-credit rights, letters of credit, money, supporting obligations, accounts receivable, documents, causes of action, claims, general intangibles (including, without limitation, payment intangibles and software, trademarks, trade names, servicemarks and symbols now or hereafter used in connection with any part of the Real Estate or the Improvements, all names by which the Real Estate or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Borrower has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Real Estate or the Improvements) and all notes or chattel paper (whether tangible or electronic) now or hereafter arising from or by virtue of any transactions related to the Real Estate or the Improvements (collectively, the "General Intangibles");

•             Borrower's interest in all water taps, sewer taps, certificates of occupancy, permits, special permits, uses, licenses, franchises, certificates, consents, approvals and other rights and privileges now or hereafter obtained in connection with the Real Estate or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter located or installed on the Real Estate or the Improvements;

•             Borrower's interest in all building materials, supplies and equipment now or hereafter placed on the Real Estate or in the Improvements and all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Real Estate or the Improvements;

•             All right, title and interest of Borrower in any insurance policies or binders now or hereafter relating to the Property including any unearned premiums thereon;

•             Borrower's interest in all proceeds, products, substitutions and accessions (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards; and

•             All other or greater rights and interests of every nature in the Real Estate or the Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Borrower.

TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behalf of Lender and the successors and assigns of Lender, IN FEE SIMPLE Forever; and Borrower covenants that Borrower is lawfully seized and possessed of the Property as aforesaid, and has good right to convey the same, that the same is unencumbered except for the Permitted Exceptions (hereinafter defined), and that Borrower does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to the Permitted Exceptions (hereinafter defined).

This conveyance is intended to operate as and is to be construed as a deed passing the title to the Property to Lender and is made under those provisions of the existing laws of the

State of Georgia relating to deeds to secure debt (including, e.g., O.C.G.A. § 44-14-60), and not as a mortgage, and is given to secure the following described indebtedness:

•             The debt evidenced by those certain Promissory Notes described on Exhibit_C attached hereto and made a part hereof for all purposes (such Promissory Notes, together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements, and extensions thereof, are hereinafter collectively referred to as the "Notes" and any one of the Notes is individually referred to as a "Note") each dated as indicated on Exhibit_C, together with interest (including, without limitation, interest at the Default Interest Rate (as defined in each of the Notes)) and any fees as therein provided;

•             The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Notes (the Notes, this Security Deed and the Other Deeds of Trust (as defined on Exhibit C, the Assignments (as defined on Exhibit C) and such other agreements, documents and instruments, together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements, and extensions and modifications thereof, are hereinafter collectively referred to as the "Loan Documents") and the payment of all other sums therein covenanted to be paid, including, without limitation, any applicable yield maintenance premiums or prepayment fees;

•             Any and all future or additional advances (whether or not obligatory) made by Lender to protect or preserve the Property, or the lien or security interest created hereby on the Property, or for taxes, assessments, operating expenses or insurance premiums as hereinafter provided or for performance of any of Borrower's obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the original Borrower remains the owner of the Property at the time of such advances), together with interest thereon at the Default Interest Rate; and

•             Any and all other indebtedness now owing or which may hereafter be owing by Borrower (but not any affiliate of Borrower) to Lender and originated by Lender, however and whenever incurred or evidenced, whether express or implied, absolute or contingent, or due or to become due, and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements and extensions thereof.

(All of the sums referred to in Paragraphs (1) through (4) above are herein sometimes referred to as the "secured indebtedness" or the "indebtedness secured hereby").

PROVIDED, HOWEVER, that if the principal and interest and all other sums due or to become due under the Notes, including, without limitation, any prepayment fees required pursuant to the terms of the Notes, shall have been paid at the time and in the manner stipulated therein and all other sums payable hereunder and all other indebtedness secured hereby shall have been paid and all other covenants contained in the Loan Documents shall have been performed, then, in such case, this Security Deed shall be canceled and surrendered.

•

COVENANTS OF BORROWER

For the purpose of further securing the indebtedness secured hereby and for the protection of the security of this Security Deed, for so long as the indebtedness secured hereby or any part thereof remains unpaid, Borrower represents, covenants and agrees as follows:

1.1          Warranties of Borrower. Borrower, for itself and its successors and assigns, does hereby represent, warrant and covenant to and with Lender, its successors and assigns, that:

(a)          Organization and Existence. Borrower is a duly organized, validly existing entity in good standing under the laws of the state where it was organized and in all other jurisdictions in which Borrower is transacting business.

(b)          Authorization. Borrower has the power and authority to execute, deliver and perform the obligations imposed on it under the Loan Documents and to consummate the transactions contemplated by the Loan Documents and has taken all necessary actions in furtherance thereof including, without limitation, that those partners, shareholders or members of Borrower whose approval or consent is required by the terms of Borrower's organizational documents have duly approved or consented to the transactions contemplated by the Loan Documents and have authorized execution and delivery thereof by the respective signatories. To the best of Borrower's knowledge, no other consent by any local, state or federal agency is required in connection with the execution and delivery of the Loan Documents.

(c)          Valid Execution and Delivery. All of the Loan Documents requiring execution by Borrower have been duly and validly executed and delivered by Borrower.

(d)          Enforceability. All of the Loan Documents constitute valid, legal and binding obligations of Borrower and are fully enforceable against Borrower in accordance with their terms, subject only to bankruptcy laws and general principles of equity.

(e)          No Defenses. The Notes, this Security Deed and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, nor would the operation of any of the terms of the Notes, this Security Deed or any of the other Loan Documents, or the exercise of any right thereunder, render this Security Deed unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

(f)           Defense of Usury. Borrower knows of no facts that would support a claim of usury to defeat or avoid its obligation to repay the principal of, interest on, and other sums or amounts due and payable under, the Loan Documents.

(g)          No Conflict/Violation of Law. The execution, delivery and performance of the Loan Documents by the Borrower will not cause or constitute a default under or violate the organizational documents of Borrower, any indemnitor or any general partner, shareholder or managing member of Borrower or any indemnitor. The execution, delivery and performance of the obligations imposed on Borrower under the Loan Documents will not cause Borrower to be in default, including after due notice or lapse of time or both, under the provisions of any agreement, judgment or order to which Borrower is a party or by which Borrower is bound.

(h)          Compliance with Applicable Laws and Regulations. All of the Improvements and the use of the Property by the Borrower comply in all material respects with, and shall remain in material compliance with, all applicable statutes, rules, regulations and private covenants now or hereafter relating to the ownership, construction, use or operation of the Property, including all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning and land use. The Improvements comply in all material respects with, and shall remain in material compliance with, applicable health, fire and building codes. There is no evidence of any illegal activities relating to controlled substances on the Property. All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property for the use currently being made thereof have been obtained and are in full force and effect. All of the Improvements comply with all material requirements of any applicable zoning and subdivision laws and ordinances.

(i)           Consents Obtained. All consents, approvals, authorizations, orders or filings with any court or governmental or administrative agency or body, if any, required for the execution, delivery and performance of the Loan Documents by Borrower have been obtained or made.

(j)           No Litigation. Except as shown on Exhibit_D attached hereto and made a part hereof, there are no pending actions, suits or proceedings, arbitrations or governmental investigations against the Property, Borrower or any guarantor of Borrower an adverse outcome of which would materially affect (i) the Borrower's performance under the Notes, the Deeds of Trust or the other Loan Documents; (ii) the Property; or (iii) the ability of the Property to continue to generate income, or continue in operation, in a manner consistent with current operations.

(k)          Title. The Borrower has good and marketable fee simple title to the Property, subject only to those matters expressly listed as exceptions to title or subordinate matters in the title insurance policy accepted by Lender in connection with this Security Deed (all such items, excluding therefrom, however, all preprinted and/or standard exceptions, are herein referred to as the "Permitted Exceptions"). The possession of the Property has been peaceful and undisturbed and title thereto has not been disputed or questioned. Further, Borrower has full power and lawful authority to grant, bargain, sell, convey, assign, transfer and mortgage its interest in the Property in the manner and form hereby done or intended. Borrower will preserve its interest in and title to the Property and will forever warrant and defend the same to Lender against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all persons and parties whomsoever, subject to the Permitted Exceptions. The foregoing warranty of title shall survive the foreclosure of this Security Deed and shall inure to the benefit of and be enforceable by Lender in the event Lender acquires title to the Property pursuant to any foreclosure.

(l)           Permitted Exceptions. The Permitted Exceptions do not and will not materially and adversely affect (1) the ability of the Borrower to pay in full the principal and interest on the Notes in a timely manner; or (2) the current use of the Property, the current operation of the Property or the value of the Property.

(m)         First Lien. Upon the execution by the Borrower and the recording of this Security Deed, and upon the execution and filing of UCC-1 financing statements or amendments thereto, the Lender will have a valid first lien on the Property and a valid security interest in all personal property encumbered hereby, subject to no liens, charges or encumbrances other than the Permitted Exceptions.

(n)          ERISA. The Borrower has made and shall continue to make all required contributions to all employee benefit plans established or maintained by it, if any, and the Borrower has no knowledge of any material liability which has been incurred by the Borrower which remains unsatisfied for any taxes or penalties with respect to any such employee benefit plan or any such multi-employer plan, and each such plan has been administered in material compliance with its terms and the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any other applicable federal or state law.

(o)          Contingent Liabilities. The Borrower has no known material contingent liabilities.

(p)          No Other Obligations. The Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Borrower is a party or by which the Borrower or the Property is otherwise bound, other than obligations incurred in the ordinary course of the operation of the Property and other than obligations under this Security Deed, the Notes and the other Loan Documents.

(q)          Fraudulent Conveyance. The Borrower (1) has not entered into the Loans (as defined on Exhibit C) or any Loan Document with the actual intent to hinder, delay, or defraud any creditor; and (2) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loans contemplated by the Loan Documents, the fair saleable value of the Borrower's assets exceed and will, immediately following the execution and delivery of the Loan Documents, exceed the Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities (if permitted hereunder). The fair saleable value of the Borrower's assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than the Borrower's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured (if permitted hereunder). The Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of the Borrower).

(r)           Investment Company Act. The Borrower is not (1) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (2) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

(s)           Access/Utilities. The Property has adequate rights of access to public ways and is served by adequate water, sewer, electric and/or gas, telephone, cable (where appropriate) and storm drain facilities. All public and/or private utilities, as the case may be, necessary to the continued use and enjoyment of the Property as presently used and enjoyed are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property. All roads, and access to such roads, necessary for the current utilization of the Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Property without any further condition or cost to Borrower or tenants.

(t)           Taxes Paid. Borrower has filed all federal, state, county and municipal tax returns required to have been filed by Borrower or with respect to the Property, and has paid all taxes prior to the delinquency date thereof pursuant to such returns or to any notice of assessment relating to the Property, and Borrower has no knowledge of any basis for additional assessment with respect to such taxes. Further, the Property is free from delinquent water charges, sewer rents, taxes and assessments.

(u)          Single Tax Lot. The Real Estate consists of a single tax lot and no portion of said tax lot covers property other than the Real Estate or a portion of the Real Estate and no portion of the Real Estate lies in any other tax lot.

(v)          Special Assessments. Except as disclosed in the title insurance policy, there are no pending or, to the knowledge of the Borrower, proposed special or other assessments for public improvements or otherwise affecting the Property, nor, to the knowledge of the Borrower, are there any contemplated improvements to the Property that may result in such special or other assessments.

(w)         Flood Zone. The Property is not located in a flood hazard area as defined by the Federal Insurance Administration, except as shown in the survey of the Property delivered to Lender in connection with this Security Deed.

(x)          Seismic Exposure. The Real Estate is not located in Zone 3 or Zone 4 of the "Seismic Zone Map of the U.S.".

(y)          Misstatements of Fact. No statement made in the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to the Borrower which has not been disclosed which materially and adversely affects, nor as far as the Borrower can foresee, is likely to adversely affect the business, operations or condition (financial or otherwise) of Borrower. Further, and in clarification of the foregoing, all reports, certificates, affidavits, statements and other data furnished by Borrower to Lender, or its respective agents, in connection with the Loan are true and correct in all material respects and do not include or omit any fact or circumstance, which inclusion or omission, respectively, would make the statements therein misleading.

(z)          Condition of Improvements. The Property has not been damaged by fire, water, wind or other cause of loss, and any previous damage to the Property has been fully restored. The Improvements are structurally sound, in good repair and free of defects in materials and workmanship and have been constructed and installed in substantial compliance with the plans and specifications relating thereto. All major building systems located within the Improvements, including, without limitation, any heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition.

(aa)        No Insolvency or Judgment. None of Borrower, any general partner or member of Borrower, or any guarantor of any of the Loans is currently (a) the subject of or a party to any completed or pending bankruptcy, reorganization or insolvency proceeding; or (b) the subject of any unsatisfied judgment of record or docketed in any court of the state in which the Property is located or in any other court located in the United States. The proposed Loans will not render the Borrower nor any general partner or member of Borrower insolvent. As used in this Security Deed, the term "insolvent" means that the sum total of all of an entity's liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of all such entity's non-exempt assets, i.e., all of the assets of the entity that are available to satisfy claims of creditors.

(bb)        No Condemnation. No part of the Property has been taken in condemnation or other like proceeding to an extent which would impair the value of the Property, the Security Deed or the Loans or the usefulness of the Property for the purposes contemplated by the loan application relating to the Countryside Lake Lanier Loan (as defined on Exhibit C) (the "Loan Application"), nor is any proceeding pending, known to be threatened or known to be contemplated for the partial or total condemnation or taking of the Property.

(cc)        No Labor or Materialmen Claims. All parties furnishing labor and materials have been paid in full and, except for such liens or claims insured against by the policy of title insurance to be issued in connection with the Loan, there are no mechanics', laborers' or materialmen's liens or claims outstanding for work, labor or materials affecting the Property, whether prior to, equal with or subordinate to the lien of the Security Deed.

(dd)        No Purchase Options. No tenant, person, party, firm, corporation or other entity has an option to purchase the Property, any portion thereof or any interest therein.

(ee)        Leases. The Property is not subject to any leases, subleases, licenses, concessions or other agreements related to the leasing or renting of the Property or any portion thereof, except as set forth on the rent roll provided to Lender and certified by Borrower of even date herewith (the "Rent Roll"). No person has any possessory interest in the Property or right to occupy the same, except pursuant to the leases shown on the Rent Roll ("Existing Leases"). As of the date hereof, (i) the Borrower is the owner and holder of the landlord's interest under the Existing Leases; (ii) there are no prior assignments of all or any portion of the Existing Leases or any portion of the Rents and Profits which are presently outstanding and have priority over the assignment of leases and rents contained herein in Section_1.11 given by Borrower to Lender; (iii) all Rents due and payable under each Existing Lease have been paid in full and no said Rents have been paid more than one (1) month in advance of the due dates thereof and (iv) there are no offsets or defenses to the payment of any portion of the Rents. All Security Deposits with respect to the Property on the date hereof have, to the extent legally required, been transferred to the Security Deposit Account and Borrower is in material compliance with all legal requirements relating to such Security Deposits including, to the extent applicable, the requirements of 68 P.S.§ 250.511. The representations set forth in this Section are in addition to those set forth in Section_1.12 of this Security Deed.

(ff)	Intentionally deleted.

(gg)        Boundary Lines. No improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Real Estate encroach upon any of the Improvements, so as to affect the value or marketability of the Property except those which are insured against by title insurance.

(hh)        Survey. To Borrower's knowledge, the survey of the Property delivered to Lender in connection with this Security Deed does not fail to reflect any material matter affecting the Property or the title thereto.

(ii)          Forfeiture. There has not been and shall never be committed by Borrower or any other person in occupancy of or involved with the operation or use of the Property and legitimately acting on behalf of Borrower any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

(jj)          Use of Rents and Profits. All Rents and Profits generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Borrower's liabilities and obligations with respect to this Security Deed and the other Loan Documents, and none of the Rents and Profits generated by or derived from the Property shall be diverted by Borrower and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied. Any license agreements which generate income with respect to the Property, including cable licenses or similar arrangements, are not prepaid and the benefits thereof have been assigned for the benefit of Lender.

(kk)        No Broker. No financial advisors, brokers, underwriters, placement agents, agents or finders have been dealt with by the Borrower in connection with the Loans.

(ll)	Intentionally deleted.

(mm)     Conviction of Criminal Acts. Each of Borrower and any indemnitor and guarantor of Borrower's obligations under the Loan Documents has never been convicted of a crime and is not currently the subject of any pending or, to Borrower's knowledge, threatened criminal investigation or proceeding.

(nn)        Security Agreements. There are no security agreements or financing statements affecting any of the Property other than (i) as disclosed in writing by Borrower to Lender prior to the date hereof and (ii) the security agreements and financing statements created in favor of Lender.

(oo)        Homestead. The Property forms no part of any property owned, used or claimed by Borrower as a residence or business homestead and is not exempt from forced sale under the laws of the State in which the Real Estate is located. Borrower hereby disclaims and renounces each and every claim to all or any portion of the Property as a homestead.

(pp)        Contracts. Borrower will comply with all of its obligations under all Contracts which are material to the operation of the Property in accordance with Borrower's current practice, and with all material obligations under all other Contracts.

(qq)        No Margin Stock. None of the proceeds of the indebtedness secured hereby will be used for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U or a "margin security" with the meaning of Regulation T issued by the Board of Governors of the Federal Reserve System, or for any other purpose which would be inconsistent with such Regulations T or U or any other Regulations of such Board of Governors, or for any purpose prohibited by legal requirements or by the terms and conditions of the Loan Documents.

(rr)         Material Adverse Effect. There are no judicial, administrative, mediation or arbitration actions, suits or proceedings pending or threatened against or affecting Borrower (and, if Borrower is a partnership, any of its general partners or if Borrower is a limited liability company, any member of Borrower) or the Property which, if adversely determined, would have a material adverse effect on (a) the Property, (b) the business, prospects, profits, operations or condition (financial or otherwise) of Borrower, (c) the enforceability, validity, perfection or priority of the lien of any Loan Document, or (d) the ability of Borrower to perform any obligations under any Loan Document (collectively, a "Material Adverse Effect").

(ss)         Permits Obtained. All certificates, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property as a manufactured housing community or mobile home park, have been obtained and are in full force and effect, except for those which, if not obtained, would not have a Material Adverse Effect.

1.2          Defense of Title. If, while this Security Deed is in force, the title to the Property or the interest of Lender therein shall be the subject, directly or indirectly, of any action at law or in equity, or be attacked directly or indirectly, or endangered, clouded or adversely affected in any manner, Borrower, at Borrower's expense, shall take all necessary and proper steps for the defense of said title or interest, including the employment of counsel reasonably approved by Lender, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest. Notwithstanding the foregoing, in the event that Lender reasonably determines that Borrower is not adequately performing its obligations under this Section, Lender shall provide Borrower written notice of such determination, and if Lender reasonably determines that Borrower is still not adequately performing its obligations under this Section within thirty (30) days after its receipt of such notice, Lender may, without limiting or waiving any other rights or remedies of Lender hereunder, take such steps with respect thereto as Lender shall deem necessary or proper; any and all costs and expenses incurred by Lender in connection therewith, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by this Security Deed and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Notes.

1.3          Performance of Obligations. Borrower shall pay when due the principal of and the interest on the indebtedness secured hereby including all charges, fees and other sums required to be paid by Borrower as provided in the Loan Documents, and shall observe, perform and discharge all obligations, and conditions, and comply with all prohibitions, covenants and agreements to be observed, performed or discharged by Borrower set forth in the Loan Documents in accordance with their terms. In the event that Lender determines that Borrower is not adequately performing any of its obligations under this Security Deed or under any of the other Loan Documents, Lender may, without limiting or waiving any other rights or remedies of Lender hereunder, take such steps with respect thereto as Lender shall deem necessary or proper, and any and all costs and expenses reasonably incurred by Lender in connection therewith, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by this Security Deed and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Notes.

1.4          Insurance. Borrower shall, at Borrower's expense, maintain in force and effect on the Property at all times while this Security Deed continues in effect the following insurance:

(a)          Insurance against loss or damage to the Property by fire, windstorm, tornado and hail and against loss and damage by such other, further and additional risks as may be now or hereafter embraced by an "all-risk" form of insurance policy. The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement (insurable) cost of the Improvements, furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by Borrower from time to time, without reduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Lender's election, by reference to such indices, appraisals or information as Lender determines in its reasonable discretion. Full replacement cost, as used herein, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor, and means, with respect to such furniture, furnishings, fixtures, equipment and other items, the cost of replacing the same, in each case, with inflation guard coverage to reflect the effect of inflation, or annual valuation. Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Lender's approval.

(b)          Comprehensive Commercial General Liability Insurance for personal injury, bodily injury, death and property damage liability in amounts not less than $1,000,000.00 per occurrence, $2,000,000.00 aggregate and with total excess and umbrella coverage totaling $10,000,000.00 (or such lesser amount as Lender may approve in its discretion). During any construction on the Property, each contractor having a contract for construction in an amount equal to or greater than $100,000.00 shall also provide the insurance required in this Subsection_(b), except that the minimum required coverages shall be $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate (both inclusive of umbrella coverage). Lender hereby retains the right to periodically review the amount of said liability insurance being maintained by Borrower and to require an increase in the amount of said liability insurance should Lender deem an increase to be reasonably prudent under then existing circumstances.

(c)          General boiler and machinery insurance coverage is required if steam boilers or other pressure-fired vessels are in operation at the Property. Minimum liability amount per accident must equal the greater of the replacement (insurable) value of the Improvements housing such boiler or pressure-fired machinery or $2,000,000.00.

(d)          If the Property or any part thereof is identified by the Secretary of Housing and Urban Development as being situated in an area now or subsequently designated as having special flood hazards (including, without limitation, those areas designated as Zone A or Zone V), flood insurance in an amount equal to the lesser of: (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the indebtedness secured hereby if replacement cost coverage is not available for the type of building insured); or (ii) the maximum insurance available under the appropriate National Flood Insurance Administration program.

(e)          During the period of any construction on the Property or renovation or alteration of the Improvements, a so-called "Builder's All-Risk Completed Value" or "Course of Construction" insurance policy in non-reporting form for any Improvements under construction, renovation or alteration in an amount approved by Lender and Worker's Compensation Insurance covering all persons engaged in such construction, renovation or alteration.

(f)           Loss of rents or loss of business income insurance in amounts sufficient to compensate Borrower for all Rents and Profits during a period of not less than twelve (12) months in which the Property may be damaged or destroyed. The amount of coverage shall be adjusted annually to reflect the Rents and Profits or income payable during the succeeding twelve (12) month period.

(g)	Intentionally deleted.

All such insurance shall (i) be with insurers authorized to do business in the state within which the Property is located and who have and maintain a rating of at least "A" (or its equivalent) from Standard & Poor's, a Division of The McGraw-Hill Companies, Inc. or any other nationally recognized statistical agency selected by Lender; (ii) contain the complete address of the Property (or a complete legal description); (iii) be for terms of at least one year; (iv) contain deductibles which do not exceed $10,000.00 or, with respect to the policy described in clause_(d) above $3,000.00; and (v) be subject to the approval of Lender as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates. Without limitation to the generality of the foregoing, the insurance policies required pursuant to this Section_1.4 shall be required to cover perils of terrorism and acts of terrorism.

Borrower shall as of the date hereof deliver to Lender evidence that said insurance policies have been paid current as of the date hereof and certified copies of such insurance policies and original certificates of insurance signed by an authorized agent of the applicable insurance companies evidencing such insurance satisfactory to Lender. Borrower shall renew all such insurance and deliver to Lender certificates evidencing such renewals at least thirty (30) days before any such insurance shall expire. Without limiting the required endorsements to the insurance policies, Borrower further agrees that all such policies shall include a standard, non-contributory, mortgagee clause naming:

ARCS Commercial Mortgage Co., L.P.,

its successors and assigns

26901 Agoura Road, Suite 200

Calabasas Hills, California 91301

(x) as an additional insured under all liability insurance policies; (y) as the first mortgagee on all property insurance policies; and (z) as the loss payee on all loss of rents or loss of business income insurance policies. Borrower further agrees that all such insurance policies: (1) shall provide for at least thirty (30) days' prior written notice to Lender prior to any cancellation or termination thereof and prior to any modification thereof which affects the interest of Lender; (2) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Lender in accordance with the terms of such policy notwithstanding any act or negligence of Borrower which might otherwise result in forfeiture of such insurance; (3) shall waive all rights of subrogation against Lender; and (4) in the event that the Real Estate or the Improvements constitute a legal non-conforming use under applicable building, zoning or land use laws or ordinances, shall include an ordinance or law coverage endorsement which will contain Coverage A: "Loss Due to Operation of Law" (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B: "Demolition Cost" and Coverage C: "Increased Cost of Construction" coverages. Lender agrees that such insurance policies may be in the form of a blanket policy provided that, in the event that any such coverage is provided in the form of a blanket policy, Borrower hereby acknowledges and agrees that failure to pay any portion of the premium therefor which is not allocable to the Property or by any other action not relating to the Property which would otherwise permit the issuer thereof to cancel the coverage thereof, would require the Property to be insured by a separate, single-property policy. The blanket policy must properly identify and fully protect the Property as if a separate policy were issued for one hundred percent (100%) of replacement cost at the time of loss and otherwise meet all of Lender's applicable insurance requirements set forth in this Section_1.4. The delivery to Lender of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies relating to the Property by Borrower to Lender as further security for the indebtedness secured hereby. In the event of foreclosure of this Security Deed, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Borrower in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Lender or other transferee in the event of such other transfer of title. Approval of any insurance by Lender shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Borrower fails to provide, maintain, keep in force or deliver and furnish to Lender the policies of insurance required by this Security Deed or evidence of their renewal as required herein, Lender may, but shall not be obligated to, procure such insurance and Borrower shall pay all amounts advanced by Lender therefor, together with interest thereon at the Default Interest Rate from and after the date advanced by Lender until actually repaid by Borrower, promptly upon demand by Lender. Any amounts so advanced by Lender, together with interest thereon, shall be secured by this Security Deed and by all of the other Loan Documents securing all or any part of the indebtedness secured hereby. Lender shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Lender has caused the insurance to be placed with the insurer after failure of Borrower to furnish such insurance. Borrower shall not obtain insurance for the Property in addition to that required by Lender without the prior written consent of Lender, which consent will not be unreasonably withheld provided that (i) Lender is a named insured on such insurance; (ii) Lender receives complete copies of all policies evidencing such insurance; and (iii) such insurance and the related insurer comply with all of the applicable requirements set forth herein.

Any failure by Lender to insist on full compliance with all of the above insurance requirements at closing does not constitute a waiver of Lender's right to subsequently require full compliance with these requirements.

1.5          Payment of Taxes. Borrower shall pay or cause to be paid, except to the extent provision is actually made therefor pursuant to Section_1.6 of this Security Deed, all taxes and assessments which are or may become a lien on the Property or which are assessed against or imposed upon the Property. Borrower shall furnish Lender with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such taxes and assessments at least fifteen (15) days prior to the applicable delinquency date therefor. Notwithstanding the foregoing, Borrower may in good faith, by appropriate proceedings and upon notice to Lender, contest the validity, applicability or amount of any asserted tax or assessment so long as (a) such contest is diligently pursued; (b) Lender determines, in its reasonable opinion, that such contest suspends the obligation to pay the tax or assessment and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the Property or any part thereof or any interest of Lender therein, unless Borrower pays such tax; and (c) prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Borrower deposits in the Impound Account (as hereinafter defined) an amount determined by Lender to be adequate to cover the payment of such tax or assessment and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Borrower shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final; and provided further that in any event each such contest shall be concluded and the taxes, assessments, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Property may be sold, lost or forfeited.

1.6          Tax and Insurance Impound Account. Borrower shall establish and maintain at all times while this Security Deed continues in effect an impound account (the "Impound Account") with Lender for payment of real estate taxes and assessments and insurance on the Property and as additional security for the indebtedness secured hereby. Borrower shall deposit in the Impound Account an amount determined by Lender to be sufficient (when added to the monthly deposits described herein) to pay the next due annual installment of real estate taxes and assessments on the Property at least one (1) month prior to the delinquency date thereof and the next due annual insurance premiums with respect to the Property at least one (1) month prior to the due date thereof. Commencing on the first monthly payment date under the Notes and continuing thereafter on each monthly payment date under the Notes, Borrower shall pay to Lender, concurrently with the monthly payment due under the Notes, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual real estate taxes and assessments that will next become due and payable on the Property, plus one-twelfth (1/12) of the amount of the annual premiums that will next become due and payable on insurance policies which Borrower is required to maintain hereunder, each as estimated and determined by Lender. All sums in the Impound Account shall be held by Lender in the Impound Account to pay said taxes, assessments and insurance premiums in one installment before the same become delinquent. Borrower shall be responsible for ensuring the receipt by Lender, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all taxes, assessments and insurance premiums to be paid from the Impound Account, and Lender shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account. In making any payment from the Impound Account, Lender shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. No interest on funds contained in the Impound Account shall be paid by Lender to Borrower and any interest or other earnings on funds deposited in the Impound Account shall be solely for the account of Lender. If the total funds in the Impound Account shall exceed the amount of payments actually applied by Lender for the purposes of the Impound Account, such excess may be credited by Lender on subsequent payments to be made hereunder or, at the option of Lender, refunded to Borrower. If, however, the Impound Account shall not contain sufficient funds to pay the sums required when the same shall become due and payable, Borrower shall, within ten (10) days after receipt of written notice thereof, deposit with Lender the full amount of any such deficiency. Notwithstanding anything to the contrary contained in this Security Deed, including, without limitation, the provisions of this Section_1.6 hereof, at Borrower's option, its obligation to make monthly deposits into the Impound Account shall not include any amounts attributable to the premiums for insurance coverage required to be carried on the Property pursuant to the terms of this Security Deed, so long as:

(a)          No default shall have occurred and be continuing hereunder or under any of the Loan Documents;

(b)          Borrower renews all insurance policies required to be carried on the Property pursuant to the terms of this Security Deed prior to their expiration;

(c)          Borrower delivers to Lender certificates evidencing such renewals at least thirty (30) days before the expiration of any such policy.

If Borrower elects not to make such monthly payments into the Impound Account as stated above, Borrower shall be entitled to a five (5) day grace period with respect to the delivery to Lender of certificates of insurance described in Section_1.4, the failure of which to timely deliver such items (including stated grace period) shall be a default under this Deed of Trust at Lender's sole option and election. In the event of a default hereunder or under any Loan Document, in addition to Lender's other rights and remedies, (x) Borrower's obligations to make monthly deposits into the Impound Account shall be immediately reinstated with the next succeeding monthly payment due under the Lake Lanier Note and (y) Borrower shall immediately deposit an amount determined by Lender to be sufficient (when added to the monthly deposits described in this Section_1.6) to pay the next due installments of real estate taxes and assessments and insurance premiums at least one (1) month prior to their respective delinquency dates. Nothing contained herein shall be construed as to relieve Borrower of its obligations to make monthly deposits into the Impound Account in respect of real estate taxes and assessments on the Property as described in this Section_1.6.

1.7          Replacement Reserve. Borrower shall not initially be under any obligation to establish or maintain a reserve for periodic replacements at the Property. Notwithstanding the foregoing, however, in the event that an Event of Default has occurred and is continuing, then, as additional security for the indebtedness secured hereby, Borrower shall establish and maintain at all times while this Security Deed continues in effect a replacement reserve (the "Replacement Reserve") with Lender for payment of costs and expenses incurred by Borrower in connection with capital improvements, repairs and replacements performed at the Property, including, but not limited to, the performance of work to the roofs, chimneys, gutters, downspouts, paving, curbs, ramps, driveways, balconies, porches, patios, exterior walls, exterior doors and doorways, windows, carpets, appliances, fixtures, elevators and mechanical and HVAC equipment (collectively, the "Repairs"). Commencing on the first monthly Payment Date under the Countryside Lake Lanier Note after the occurrence of an Event of Default and continuing thereafter on each monthly Payment Date, Borrower shall pay to Lender, concurrently with the monthly payment due under the Countryside Lake Lanier Note, a deposit to the Replacement Reserve in an amount equal to $2,283.34 per month. All sums in the Replacement Reserve shall be held by Lender in the Replacement Reserve to pay the costs and expenses of Repairs, and Lender shall, to the extent funds are available for such purpose in the Replacement Reserve, disburse to Borrower the amount paid or incurred by Borrower in performing such Repairs within ten (10) days following: (a) the receipt by Lender of a written request from Borrower for disbursement from the Replacement Reserve and a certification by Borrower to Lender that the applicable item of Repair has been completed; (b) the delivery to Lender of invoices, receipts or other evidence verifying the cost of performing the Repairs; and (c) for disbursement requests (i) in excess of $20,000.00 with respect to any single Repair, or (ii) for any single Repair that is structural in nature, delivery to Lender of (1) affidavits, lien waivers (provided, however, Lender shall not unreasonably withhold its consent to Borrower's provision of a conditional lien waiver subject only to the payment of the amount specified in such disbursement request so long as such conditional lien waiver is accompanied by a final unconditional lien waiver corresponding to any conditional lien waiver previously delivered) or other evidence reasonably satisfactory to Lender showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished materials or labor to the Property have been paid all amounts due for labor and materials furnished to the Property; (2) a certification from an inspecting architect or other third party acceptable to Lender describing the completed Repairs and verifying the completion of the Repairs and the value of the completed Repairs; and (3) a new (or amended) certificate of occupancy for the portion of the Improvements covered by such Repairs, if said new certificate of occupancy is required by law, or a certification by Borrower that no new certificate of occupancy is required by law. Lender shall not be required to make advances from the Replacement Reserve more frequently than one time in any calendar month. In making any payment from the Replacement Reserve, Lender shall be entitled to rely on such request from Borrower without any inquiry into the accuracy, validity or contestability of any such amount. Lender may, at Lender's expense (provided that Borrower shall be responsible for any such expenses incurred by Lender during the occurrence and continuation of an Event of Default), make or cause to be made during the term of this Security Deed an annual inspection of the Property to determine the need, as determined by Lender in its reasonable judgment, for further Repairs of the Property. In the event that such inspection reveals that further Repairs of the Property are required, Lender shall provide Borrower with a written description of the required Repairs and Borrower shall complete such Repairs to the reasonable satisfaction of Lender within ninety (90) days after the receipt of such description from Lender, or such later date as may be approved by Lender in its sole discretion. Interest or other earnings on the funds contained in the Replacement Reserve shall be credited to Borrower as provided in Section_4.28 hereof. In the event that the amounts on deposit or available in the Replacement Reserve are inadequate to pay the cost of the Repairs, Borrower shall pay the amount of such deficiency.

1.8	Security Interest In Reserves.

(a)          As additional security for the payment and performance by Borrower of all duties, responsibilities and obligations under the Notes and the other Loan Documents, Borrower hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Lender, and hereby grants to Lender a security interest in all sums on deposit or due under this Security Deed and the other Loan Documents including, without limitation, (i) the Impound Account, the Replacement Reserve and any other reserve set forth on Exhibit_B attached hereto (collectively, the "Reserves"), (ii) the accounts into which the Reserves have been deposited, (iii) all insurance on said accounts, (iv) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto, (v) all sums now or hereafter therein or represented thereby, (vi) all replacements, substitutions or proceeds thereof, (vii) all instruments and documents now or hereafter evidencing the Reserves or such accounts, (viii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom), and (ix) all proceeds of the foregoing. Borrower hereby authorizes and consents to the account into which the Reserves have been deposited being held in Lender's name or the name of any entity servicing the Notes for Lender and hereby acknowledges and agrees that Lender, or at Lender's election, such servicing agent, shall have exclusive control over said account. Notice of the assignment and security interest granted to Lender herein may be delivered by Lender at any time to the financial institution wherein the Reserves have been established, and Lender, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts. Borrower hereby holds Lender harmless with respect to all risk of loss regarding amounts on deposit in the Reserves, except to the extent that any such loss is caused by the gross negligence or intentional misconduct of Lender. Borrower hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as set forth herein is at Borrower's direction and is not the exercise by Lender of any right of set-off or other remedy upon an Event of Default. If an Event of Default shall occur, then Lender may, without notice or demand on Borrower, at its option: (A) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including, but not limited to, attorneys' fees, costs and expenses) to the indebtedness evidenced by the Notes or any other obligations of Borrower under the other Loan Documents in such manner as Lender shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Borrower, (B) exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code, or (C) exercise any other remedies available at law or in equity. No such use or application of the funds contained in the Reserves shall be deemed to cure any Event of Default or other default under the other Loan Documents.

(b)          The Reserves are solely for the protection of Lender and entail no responsibility on Lender's part beyond the payment of the respective costs and expenses in accordance with the terms thereof and beyond the allowing of due credit for the sums actually received. Upon assignment of this Security Deed by Lender, any funds in the Reserves shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect thereto shall terminate. The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender's option and in Lender's discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender. Upon full payment of the indebtedness secured hereby in accordance with its terms (or if earlier, the completion of the applicable conditions to release of each Reserve to Lender's satisfaction) or at such earlier time as Lender may elect, the balance in the Reserves then in Lender's possession shall be paid over to Borrower and no other party shall have any right or claim thereto.

(c)          Any amounts received by Lender from Borrower may be invested by Lender (or its Servicer, as defined in the Notes) for its benefit, and Lender shall not be obligated to pay, or credit, any interest earned thereon to Borrower except as may be otherwise specifically provided in this Security Deed.

1.9          Casualty and Condemnation. Borrower shall give Lender prompt written notice of the occurrence of any casualty in excess of $50,000.00 affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof (collectively, an "Insured Event"). All insurance proceeds on the Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the Property or for any damage or injury to it for any loss or diminution in value of the Property, are hereby assigned to and shall be paid to Lender. Lender may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries and Lender is hereby authorized, in its own name or in Borrower's name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Borrower shall from time to time deliver to Lender any instruments required to permit such participation; provided, however, that Lender shall not have the right to participate in the adjustment of any loss which is not in excess of the lesser of (i) ten percent (10%) of the then outstanding principal balance of the Countryside Lake Lanier Note, and (ii) $350,000.00. Provided no Event of Default is then continuing hereunder or under any of the other Loan Documents and no event has occurred which, with the giving of notice or the passage of time or both, would constitute an Event of Default or other default under any of the other Loan Documents, Lender shall apply any sums received by it under this Section first to the payment of all of its costs and expenses (including, but not limited to, reasonable legal fees and disbursements) incurred in obtaining those sums, and then, as follows:

(a)          In the event that Lender receives insurance proceeds or condemnation awards upon the occurrence of an Insured Event in an amount not in excess of the lesser of (i) ten percent (10%) of the then outstanding principal balance of the Countryside Lake Lanier Note, and (ii) $350,000.00, (collectively, the "Threshold Amount"), Borrower shall repair or restore the Property to the condition existing before such Insured Event, and Lender shall, to the extent such insurance proceeds or condemnation awards are available for such purpose, advance such funds to Borrower in accordance with, and satisfaction of, the terms and conditions for disbursement relative to the Replacement Reserve as described on Exhibit_B to this Security Deed.

(b)          In the event any proceeds or awards from an Insured Event exceed the Threshold Amount but less than fifty percent (50%) of the Improvements located on the Real Estate have been taken or destroyed, then if:

(1)          the Property can, in Lender's reasonable judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty or partial taking causing the loss or damage by the earlier to occur of (i) six (6) months after the receipt of insurance proceeds or condemnation awards by either Borrower or Lender, and (ii) six (6) months prior to the stated maturity date of the Countryside Lake Lanier Note, and

(2)          all necessary governmental approvals can be obtained to allow the rebuilding and reoccupancy of the Property as described in subsection_(b)(1) above, and

(3)          there are sufficient sums available (through insurance proceeds or condemnation awards and contributions by Borrower, the full amount of which shall at Lender's option have been deposited with Lender) for such restoration or repair (including, without limitation, for any reasonable costs and expenses of Lender to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Countryside Lake Lanier Note during such restoration or repair, and

(4)          the economic feasibility of the Improvements after such restoration or repair will be such that income from their operation is reasonably anticipated to be sufficient to pay operating expenses of the Property and debt service on the indebtedness secured hereby in full with the same coverage ratio considered by Lender in its determination to make the Loans, and

(5)          Borrower shall have delivered to Lender, at Borrower's sole cost and expense, an appraisal report from an appraiser, in form and substance, satisfactory to Lender appraising the value of the Property as proposed to be restored or repaired to be not less than the appraised value of the Property considered by Lender in its determination to make the Loans, and

(6)          The Property can, in Lender's reasonable judgment, be repaired or restored such that the Property, taken as a whole, as repaired or restored, will conform to all applicable governmental laws and ordinances (including, without limitation, current zoning ordinances), then, Lender shall, solely for the purposes of such restoration or repair, advance so much of the remainder of such sums as may be required to facilitate such restoration or repair, and any funds deposited by Borrower therefor, to Borrower in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the prior approval by Lender of plans and specifications, contractors and the form of construction contracts and the furnishing to Lender of permits, bonds, lien waivers (provided, however, Lender shall not unreasonably withhold its consent to Borrower's provision of a conditional lien waiver subject only to the payment of the amount specified in such disbursement request so long as such conditional lien waiver is accompanied by a final unconditional lien waiver corresponding to any conditional lien waiver previously delivered), invoices, receipts and affidavits from contractors and subcontractors in form and substance reasonably satisfactory to Lender. Any remaining proceeds shall be applied by Lender for payment of the indebtedness secured hereby in whatever order as Lender directs, or released to Borrower, in Lender's absolute discretion. Borrower shall, in good faith, undertake reasonable efforts to cause the conditions described in this Section_1.9(b) to be fully satisfied (e.g., Borrower shall timely make applications for necessary governmental permits, shall order an appropriate appraisal report, etc.). If such conditions are satisfied, Borrower shall be obligated to undertake restoration and repair of the damaged Improvements subject to the terms of this Section_1.9. Any disbursement pursuant to this clause_(b) of sums by Lender shall, subject to Borrower's satisfaction of the provisions hereof, be in a manner to promptly facilitate the restoration or repair of the Property. In the event Borrower fails to meet the requirements of this clause_(b), then Lender may elect in its absolute discretion and without regard to the adequacy of Lender's security, to accelerate the maturity date of the Notes and declare any and all of the indebtedness secured hereby to be immediately due and payable and apply the remainder of such sums to the payment of the secured indebtedness in whatever order Lender directs in its sole discretion, with any remainder being paid to Borrower.

(c)          In all other cases, namely, in the event that fifty percent (50%) or more of the Improvements located on the Real Estate have been taken or destroyed or in the event the conditions described in Section_1.9(b) are not fully satisfied, Lender may elect, in Lender's absolute discretion and without regard to the adequacy of Lender's security, to (i) accelerate the maturity date of the Countryside Lake Lanier Note (which, in and of itself, will not have any effect on the other Notes) and declare the entirety of such indebtedness to be immediately due and payable and apply the remainder of such sums received pursuant to this Section to the payment of the Countryside Lake Lanier Note in whatever order Lender directs in its absolute discretion, with any remainder being applied to the payment of the remaining indebtedness secured hereby in whatever order Lender directs in its absolute discretion, or (ii) make insurance or condemnation proceeds available to Borrower for repair or restoration if Borrower establishes to the satisfaction of Lender, in its sole discretion, that Borrower otherwise satisfies the requirements of clause_(b) above. Should Lender make the election described immediately above in item (i) of this Section_1.9(c), Borrower may, alternatively, request that such proceeds be applied towards a Partial Defeasance (hereinafter defined) provided that Borrower otherwise is entitled to undertake such a Partial Defeasance transaction pursuant to the terms of Section_1.35(d). Should Lender make the election described immediately above in item (ii) of this Section 1.9(c), Borrower shall be obligated to undertake restoration and repair of the damaged Improvements consistent with the provisions of this Section 1.9.

(d)          Any reduction in the indebtedness secured hereby resulting from Lender's application of any sums received by it hereunder shall take effect only when Lender actually receives such sums and elects to apply such sums to the indebtedness secured hereby and, in any event, the unpaid portion of the indebtedness secured hereby shall remain in full force and effect and Borrower shall not be excused in the payment thereof. Partial payments received by Lender, as described in the preceding sentence, shall be applied against the Countryside Lake Lanier Note (or any of the other Notes, as applicable) consistent with the prepayment provisions described therein for casualty or condemnation proceeds. If Borrower undertakes to restore or repair the Property after the occurrence of a casualty or partial taking of the Property as provided above, Borrower shall promptly and diligently, at Borrower's sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for the purpose, restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Borrower shall pay to Lender all costs and expenses of Lender incurred in administering said rebuilding, restoration or repair, provided that Lender makes such proceeds or award available for such purpose. Borrower agrees to execute and deliver from time to time such further instruments as may be requested by Lender to confirm the foregoing assignment to Lender of any award, damage, insurance proceeds, payment or other compensation. Borrower hereby irrevocably constitutes and appoints Lender as the attorney-in-fact of Borrower (which power of attorney shall be irrevocable so long as any indebtedness secured hereby is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Borrower and shall not be affected by any disability or incapacity suffered by Borrower subsequent to the date hereof), with full power of substitution, subject to the terms of this Section, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittance therefor.

1.10       Mechanics' Liens. Borrower shall pay when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Real Estate or the Improvements; provided, however, that Borrower shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Lender and provided that neither the Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. In the event Borrower shall contest any such claim or demand, Borrower shall promptly notify Lender of such contest and thereafter shall, upon Lender's request, promptly provide a bond, cash deposit or other security satisfactory to Lender to protect Lender's interest and security should the contest be unsuccessful. If Borrower shall fail to immediately discharge or provide security against any such claim or demand as aforesaid, Lender may do so and any and all expenses incurred by Lender, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by this Security Deed and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Notes.

1.11       Assignment of Leases and Rents. As additional and collateral security for the payment of the indebtedness secured hereby and cumulative of any and all rights and remedies herein provided for, Borrower hereby absolutely and presently assigns to Lender all Leases, and all existing and future Rents and Profits. Borrower hereby grants to Lender the sole, exclusive and immediate right, without taking possession of the Property, to demand, collect (by suit or otherwise), receive and give valid and sufficient receipts for any and all of said Rents and Profits, for which purpose, effective on the occurrence and during the continuance of an Event of Default, Borrower does hereby irrevocably make, constitute and appoint Lender its attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purpose (which power of attorney shall be irrevocable so long as any indebtedness secured hereby is outstanding, shall be deemed to be coupled with an interest, shall survive the voluntary or involuntary dissolution of Borrower and shall not be affected by any disability or incapacity suffered by Borrower subsequent to the date hereof). Lender shall be without liability for any loss which may arise from a failure or inability to collect Rents and Profits, proceeds or other payments. However, until the occurrence of an Event of Default under this Security Deed, Borrower shall have a license to collect and receive the Rents and Profits when due and prepayments thereof for not more than one month prior to due date thereof. Upon the occurrence of an Event of Default, Borrower's license shall automatically terminate without notice to Borrower and Lender may thereafter, without taking possession of the Property, collect the Rents and Profits itself or by an agent or receiver. From and after the termination of such license, Borrower shall be the agent of Lender in collection of the Rents and Profits and all of the Rents and Profits so collected by Borrower shall be held in trust by Borrower for the sole and exclusive benefit of Lender and Borrower shall, within one (1) Business Day (as hereinafter defined) after receipt of any Rents and Profits, pay the same to Lender to be applied by Lender as hereinafter set forth. Neither the demand for or collection of Rents and Profits by Lender, nor the exercise of Lender's rights as assignee of the Leases, shall constitute any assumption by Lender of any obligations under any Lease or other agreement relating thereto. Lender is obligated to account only for such Rents and Profits as are actually collected or received by Lender. Borrower irrevocably agrees and consents that the respective payors of the Rents and Profits shall, upon demand and notice from Lender of an Event of Default hereunder, pay said Rents and Profits to Lender without liability to determine the actual existence of any Event of Default claimed by Lender. Borrower hereby waives any right, claim or demand which Borrower may now or hereafter have against any such payor by reason of such payment of Rents and Profits to Lender, and any such payment shall discharge such payor's obligation to make such payment to Borrower. All Rents and Profits collected or received by Lender shall be applied against all expenses of collection, including, without limitation, attorneys' fees, against costs of operation and management of the Property and against the indebtedness secured hereby, in whatever order or priority as to any of the items so mentioned as Lender directs in its sole subjective discretion and without regard to the adequacy of its security. Neither the exercise by Lender of any rights under this Section nor the application of any Rents and Profits to the secured indebtedness shall cure or be deemed a waiver of any Event of Default hereunder. The assignment of Leases and of Rents and Profits hereinabove granted shall continue in full force and effect during any period of foreclosure or redemption with respect to the Property. As additional security for the indebtedness secured hereby, Borrower has executed and delivered an Assignment of Leases and Rents dated of even date herewith (as hereafter amended, consolidated or modified from time to time, the "Countryside Lake Lanier Assignment") in favor of Lender covering all of the right, title and interest of Borrower, as landlord, lessor or licensor, in and to any Leases. All rights and remedies granted to Lender under the Countryside Lake Lanier Assignment and all other Assignments (as defined in Exhibit C) shall be in addition to and cumulative of all rights and remedies granted to Lender hereunder.

1.12	Leases and Licenses.

(a)          Lease Requirements. All Leases shall be written on such standard form lease (without any material changes unless re-submitted for Lender's approval, which approval shall not be unreasonably withheld or delayed) as is attached as Exhibit C to the Receipt and Closing Certificate of even date herewith, if any, and shall be on arms length terms, shall provide for free rent only if the same is consistent with prevailing market conditions and shall provide for market rents (including Security Deposits, if any) then prevailing in the market area of the Real Estate or as reasonably determined by Borrower suing prudent business practices; provided, however, (x) Borrower shall be permitted to offer leasing incentive consistent with its ordinary business and marketing practices and those of its affiliates, and (y) Borrower shall be permitted to allow month-to-month tenancies without obtaining written Lease renewals following the expiration and pursuant to the terms of written Leases. Notwithstanding the foregoing sentence and the provisions of Section 1.12(b) below, Borrower shall be permitted to offer Leases to Sun Home Services, Inc. ("SHS"), an affiliate of borrower, utilizing form leases similar to that attached as Exhibit C to the Receipt and Closing Certificate of even date herewith, but such leases may provide for (i) term lengths and rental amounts to be determined by Borrower in its sole discretion, in the case of leases of sites on which SHS wishes to place model homes, and (ii) the right of the lessee to sublease, in the case of leases of sites on which SHS wishes to place a manufactured home and lease such home and sublease the underlying site to a resident. Borrower shall also submit to Lender for Lender's approval, prior to the execution thereof, any proposed Lease, license or occupancy agreement of the pad sites, clubhouse or other improvements or any portion thereof that differs materially and adversely from the aforementioned form lease. Except as otherwise provided herein, Borrower shall not execute any Lease, license or occupancy agreement except for an actual occupancy by the tenant, lessee or licensee thereunder. No Lease shall contain any option or right of first refusal to purchase all or any portion of the Property.

(b)          Acts Requiring Consent of Lender. Except as required by law or pursuant to any master agreement with residents of the Property, Borrower shall not, without the prior written consent of Lender, (i) exclusive of Security Deposits, accept any payment of Rent or installments of Rent for more than one (1) month in advance; (ii) enter into any written lease having a term inconsistent with the overall business model of Borrower and its affiliates; (iii) cancel or terminate any Lease (other than for non-payment of Rent or any other material default thereunder) or amend or modify any Lease; (iv) take or omit to take any action or exercise any right or option which would permit the tenant under any Lease to cancel or terminate said Lease; (v) anticipate, discount, release, waive, compromise or otherwise discharge any Rents payable or other obligations under the Leases; (vi) further pledge, transfer, mortgage or otherwise encumber or assign the Leases or future payments of Rents, except as otherwise expressly permitted by the terms of this Security Deed or incur any material indebtedness, liability or other obligation to any tenant, lessee or licensee under the Leases; or (vii) permit any Lease to become subordinate to any lien other than the lien of this Security Deed; provided, however, that Borrower may take any of the actions described in subsection (iii) or (v) above so long as such actions are taken by Borrower in the ordinary course of business and are consistent with sound customary leasing and management practices for properties similar to the Property.

(c)          Affirmative Covenants Regarding Leases. Borrower shall at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all Leases, now or hereafter existing, on the part of the landlord, lessor or licensor thereunder to be kept and performed. Borrower, at no cost or expense to Lender, shall enforce, short of termination, the performance and observance of each and every condition and covenant of each of the other parties under each Lease. Borrower shall furnish to Lender as required pursuant to Section 1.18(c) below, a current rent roll certified by Borrower as being true and correct containing the names of all tenants, the terms of their respective Leases, the pad site occupied and the rentals or fees payable thereunder and the amount of each tenant's Security Deposit. Upon the request of Lender, but not more than once during a calendar year, Borrower shall deliver to Lender a copy of any designated Lease or, if required by Lender, a copy of every Lease.

(d)          Security Deposits. If required under applicable law, all Security Deposits of tenants, whether held in cash or in any other form, shall not be commingled with any other funds of Borrower or any other person and, if cash, shall be deposited by Borrower at commercial or savings bank or banks, or otherwise held in compliance with applicable law. Any bond or other instrument which Borrower is permitted to hold in lieu of cash Security Deposits under any applicable legal requirements shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described; shall be issued by an institution reasonably satisfactory to Lender; shall, if permitted pursuant to any applicable legal requirements, name Lender as payee or mortgagee thereunder or, at Lender's option, be assigned or fully assignable to Lender; and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower's compliance with the foregoing. Upon an Event of Default under this Security Deed, Borrower shall, immediately upon Lender's request (if permitted by applicable law), deliver to Lender the Security Deposits (and any interest previously earned thereon and not disbursed to the person(s) lawfully entitled to receive same) with respect to all or any portion of the Property, to be held by Lender subject to the terms of the Leases.

(e)          Rights of Lender Upon Default. Upon an Event of Default, whether before or after the whole principal sum secured hereby is declared to be immediately due or whether before or after the institution of legal proceedings to foreclose this Security Deed, forthwith, upon demand of Lender, Borrower shall surrender to Lender and Lender shall be entitled to take actual possession of the Property or any part thereof personally, or by its agent or attorneys. In such event, Lender shall have, and Borrower hereby gives and grants to Lender, the right, power and authority to make and enter into Leases for such rents and for such periods of occupancy and upon conditions and provisions as Lender may deem desirable in its sole discretion, and Borrower expressly acknowledges and agrees that the term of such Lease may extend beyond the date of any foreclosure sale at the Property; it being the intention of Borrower that in such event Lender shall be deemed to be and shall be the attorney-in-fact of Borrower for the purpose of making and entering into Leases for the rents and upon the terms, conditions and provisions deemed desirable to Lender in its sole discretion and with like effect as if such Leases had been made by Borrower as the owner in fee simple of the Property free and clear of any conditions or limitations established by this Security Deed. The power and authority hereby given and granted by Borrower to Lender shall be deemed to be coupled with an interest, shall not be revocable by Borrower so long as any indebtedness secured hereby is outstanding, shall survive the voluntary or involuntary dissolution of Borrower and shall not be affected by any disability or incapacity suffered by Borrower subsequent to the date hereof. In connection with any action taken by Lender pursuant to this Section, Lender shall not be liable for any loss sustained by Borrower resulting from any failure to let the Property, or any part thereof, or from any other act or omission of Lender in managing the Property, nor shall Lender be obligated to perform or discharge any obligation, duty or liability under any Lease or under or by reason of this instrument or the exercise of rights or remedies hereunder. BORROWER SHALL, AND DOES HEREBY, INDEMNIFY LENDER FOR, AND HOLD LENDER HARMLESS FROM, ANY AND ALL CLAIMS, ACTIONS, DEMANDS, LIABILITIES, LOSS OR DAMAGE WHICH MAY OR MIGHT BE INCURRED BY LENDER UNDER ANY SUCH LEASE OR UNDER THIS SECURITY DEED OR BY THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST LENDER BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS OR AGREEMENTS CONTAINED IN ANY SUCH LEASE OTHER THAN THOSE RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LENDER. Should Lender incur any such liability, the amount thereof, including, without limitation, costs, expenses and attorneys' fees, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately due and payable to Lender by Borrower on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Notes. Nothing in this Section shall impose on Lender any duty, obligation or responsibility for the control, care, management or repair of the Property, or for the carrying out of any of the terms and conditions of any such Lease, nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or by any other parties or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property. Borrower hereby assents to, ratifies and confirms any and all actions of Lender with respect to the Property taken under this Section. The foregoing rights are in addition to all other rights and remedies granted to Lender pursuant to this Security Deed.

1.13	Alienation and Further Encumbrances.

(a)          Borrower acknowledges that Lender has relied upon the principals of Borrower and their experience in owning and operating properties similar to the Property in connection with the closing of the Countryside Lake Lanier Loan. Accordingly, except as specifically allowed hereinbelow in this Section and notwithstanding anything to the contrary contained in Section 4.5 hereof, in the event that the Property or any part thereof or interest therein shall be sold (including any installment sales agreement), conveyed, disposed of, alienated, hypothecated, leased (except to tenants of space in the Improvements in accordance with the provisions of Section 1.12 hereof), assigned, pledged, mortgaged, further encumbered or otherwise transferred or Borrower shall be divested of its title to the Property or any interest therein, in any manner or way, whether voluntarily or involuntarily, without the prior written consent of Lender being first obtained, which consent may be withheld in Lender's sole discretion, then the same shall constitute an Event of Default and Lender shall have the right, at its option, to declare any or all of the indebtedness secured hereby, irrespective of the maturity date specified in any of the Notes, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article III hereof. If such acceleration is during any period when a prepayment fee is payable pursuant to the provisions set forth in the Notes, then, in addition to all of the foregoing, such prepayment fee shall also then be immediately due and payable to the same end as though Borrower were prepaying the entire indebtedness secured hereby on the date of such acceleration. For the purposes of this Section, the sale, conveyance, transfer, disposition, alienation, hypothecation, pledge or encumbering (whether voluntarily or involuntarily) of all or any portion of the ownership interest in (or, directly or indirectly through constituent parties, any of the ultimate beneficial ownership interest in) Borrower shall be deemed to be a transfer of an interest in the Property. Notwithstanding the foregoing, however, transfers or assignments of ownership interests in Borrower (and/or its constituent parties) may be undertaken without the consent of Lender in each of the following circumstances:

(1)          Direct or indirect ownership interests in Borrower, Sun QRS Countryside Manager, Inc., a Michigan corporation, and/or Sun Communities Operating Limited Partnership, a Michigan limited partnership ("SCOLP") may be freely transferred so long as Sun Communities, Inc., a Maryland corporation ("Sun") maintains at least a 51% ultimate beneficial ownership interest in Borrower.

(2)          The sale, conveyance, transfer, disposition, alienation, hypothecation, pledge or encumbering (whether voluntarily or involuntarily) of all or any portion of the stock of (or, directly or indirectly through constituent parties, any of the ultimate beneficial ownership interest in the stock of) Sun shall not be prohibited by the restrictions contained in this Section 1.13.

(3)          Involuntary assignments or transfers caused by the death, incompetence or dissolution of Borrower, any of its constituent parties or the owner of any of its constituent parties are permitted if: (i) Borrower is reconstituted, if required, following such death, incompetence or dissolution, and (ii) Sun maintains at least a 51% ultimate beneficial ownership interest in Borrower.

In all cases where assignment of ownership interests is allowed pursuant to this Section 1.13(a), the proportionate ownership which is proposed to be transferred shall be calculated so as to take into account prior transfers or assignments occurring after the date hereof.

(b)          Notwithstanding the foregoing provisions of this Section, Lender shall consent to a sale, conveyance or transfer of the Property in its entirety or 100% of the ownership interests in Borrower (hereinafter, a "Sale") to any person or entity provided that each of the following terms and conditions are satisfied:

(1)          No Event of Default or any other default is then continuing hereunder or under any of the other Loan Documents;

(2)          Borrower gives Lender written notice of the terms of such prospective Sale not less than thirty (30) days before the date on which such Sale is scheduled to close and, concurrently therewith, gives Lender all reasonable information concerning the proposed transferee of the Property (hereinafter, a "Buyer") as Lender would require in evaluating an initial extension of credit to a borrower and pays to Lender a non-refundable application fee in the amount of $5,000.00 (the "Application Fee"). Lender shall have the right, in its reasonable discretion, to approve or disapprove the proposed Buyer. In determining whether to give or withhold its approval of the proposed Buyer, Lender shall utilize its customary underwriting criteria as applied in the origination of the Loan, and shall consider, among other things, the Buyer's experience and track record in owning and operating facilities similar to the Property, the Buyer's entity structure, the Buyer's financial strength, the Buyer's general business standing and the Buyer's relationships and experience with contractors, vendors, tenants, lenders and other business entities;

(3)          Borrower pays Lender, concurrently with the closing of such Sale, a non-refundable assumption fee (the "Assumption Fee") equal to one percent (1.0%) of the then outstanding principal balance of the Countryside Lake Lanier Note;

(4)          The Buyer assumes and agrees to pay the indebtedness secured hereby subject to the provisions of Section 4.23 hereof and to perform the covenants of Borrower under the Loan Documents, including, without limitation, that certain Post Closing Agreement, if any, executed in connection herewith, and, prior to or concurrently with the closing of such Sale, the Buyer executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption and delivers such legal opinions as Lender may require;

(5)          Borrower and the Buyer hereby authorize Lender to prepare, file of record or otherwise effectuate new financing statements or financing statement amendments which describe all or any portion of the assets of Borrower and the Buyer as collateral thereunder and further, Borrower and the Buyer will execute any other additional documents reasonably requested by Lender, all without cost to Lender. Borrower and the Buyer specifically authorize Lender to cause such financing statements to be filed without any signature of a representative of the Borrower or Buyer appearing thereon, where such filings are permitted by applicable law;

(6)          Borrower delivers to Lender, without any cost or expense to Lender, such endorsements to Lender's Title Insurance Policy, hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the Sale, all in form and substance satisfactory to Lender, including, without limitation, an endorsement or endorsements to Lender's Title Insurance Policy insuring the lien of this Security Deed, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in subparagraph (4) of this Section 1.13(b) with no additional exceptions added to such policy and insuring that fee simple title to the Property is vested in the Buyer;

(7)          Borrower executes and delivers to Lender, without any cost or expense to Lender, a release of Lender, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents through and including the date of the closing of the Sale, which agreement shall be in form and substance satisfactory to Lender and shall be binding upon the Buyer, and which shall provide for a release by Lender of Borrower, SCOLP, and their respective officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents from and after the date of the closing of the Sale;

(8)          Subject to the provisions of Section 4.23 hereof, such Sale is not construed so as to relieve Borrower of any personal liability under the Countryside Lake Lanier Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale and Borrower executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of said personal liability; provided that if a party associated with the Buyer approved by Lender in its sole discretion assumes the personal liability of the Borrower under the Countryside Lake Lanier Note or any of the other Loan Documents and such party associated with the Buyer executes, without any cost or expense to Lender, a guaranty, indemnity agreement or other instrument assuming such liability in form and substance satisfactory to Lender, then Lender shall release the current Borrower from all such personal liability under the Countryside Lake Lanier Note or any of the other Loan Documents after the closing of such Sale;

(9)          Such Sale is not construed so as to relieve any current guarantor or indemnitor of its obligations under any guaranty or indemnity agreement executed in connection with the loan secured hereby and each such current guarantor and indemnitor executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of each such guaranty and indemnity agreement, provided that if a party associated with the Buyer approved by Lender in its sole discretion assumes the obligations of the current guarantor or indemnitor under its guaranty or indemnity agreement and such party associated with the Buyer executes, without any cost or expense to Lender, a new guaranty or indemnity agreement in form and substance satisfactory to Lender, then Lender shall release the current guarantor or indemnitor from all obligations arising under its guaranty or indemnity agreement after the closing of such Sale;

(10)        The Buyer shall furnish, if the Buyer is a corporation, partnership or other entity, all documents evidencing the Buyer's capacity and good standing, and the qualification of the signers to execute the assumption of the indebtedness secured hereby, which papers shall include, but not in any way be limited to, certified copies of all documents relating to the organization and formation of the Buyer and of the entities, if any, which are partners or members of the Buyer. The Buyer and such constituent partners, members or shareholders of Buyer (as the case may be), as Lender may require, shall be single-purpose, single-asset "bankruptcy remote" entities, whose formation documents shall be approved by counsel to Lender. To the extent Borrower desires that its Buyer be a single member limited liability company, Lender shall be entitled to impose additional requirements with respect to Buyer including, without limitation, requirements as to the state of its organization and the necessity for additional opinions of counsel, etc. An individual recommended by the Buyer and approved by Lender shall serve as an Independent Director (as defined in Section 1.32(u) of this Security Deed) of the Buyer (if the Buyer is a corporation or a limited liability company) or the Buyer's corporate or limited liability company general partner (if the Buyer is a partnership) or an independent member or, in Lender's discretion, manager, of Buyer (if the Buyer is a limited liability company). Unanimous consent of the board of directors (including the Independent Director) shall be required for, among other things, any merger, consolidation, dissolution, bankruptcy or insolvency of any such constituent partner, member or shareholder of the Buyer (as the case may be) or of the Buyer;

(11)        The Buyer, if required by Lender, shall furnish an opinion of counsel satisfactory to Lender and its counsel (i) that the Buyer's formation documents provide for the matters described in subparagraph (10) of this Section 1.13(b), (ii) that the assumption of the indebtedness evidenced hereby has been duly authorized, executed and delivered, and that the Loan Documents are valid, binding and enforceable against the Buyer in accordance with their terms, (iii) that the Buyer and any entity which is a controlling stockholder or general partner of Buyer, have been duly organized, and are in existence and good standing, (iv) that the assets of the Buyer will not be consolidated with the assets of any other entity (including the Buyer's general partner or managing member, if any) having an interest in, or affiliation with, the Buyer, in the event of bankruptcy or insolvency of any such entity or such general partner or managing member, and (v) with respect to such other matters, as Lender may request;

(12)        If the Buyer is a single-member limited liability company, Buyer must be formed in the state of Delaware, and the Buyer's operating agreement must provide for the continued existence of the Buyer in the event of the bankruptcy, death, or dissolution, liquidation, termination or adjudication of incompetency of the sole member. The Buyer, if required by Lender, shall also furnish an opinion of counsel satisfactory to Lender and its counsel that if the Buyer is a single-member limited liability company, (i) the Buyer is a separate legal entity formed in the state of Delaware; (ii) the separate existence of the Buyer shall continue until the cancellation of the certificate of organization; (iii) the Buyer's operating agreement provides for the continued existence of the Buyer in the event of the bankruptcy, death, or dissolution, liquidation, termination or adjudication of incompetency of the sole member, and that such provisions would be enforceable notwithstanding the bankruptcy, death, dissolution, liquidation, termination or adjudication of incompetency of the sole member; (iv) any judgment creditor of the sole member may not satisfy its claims against the sole member by asserting a claim against the Property or any other assets of the Buyer; (v) a federal bankruptcy court would hold that the laws of the state of organization of the Buyer, and not federal law, govern the determination of what persons or entities have authority to file a voluntary bankruptcy petition on behalf of the Buyer; (vi) in order for any person or entity to file a voluntary bankruptcy petition on behalf of the Buyer, the prior unanimous approval or written consent of the member and the board of directors, including the Independent Director, of the SPC Entity (each as defined in Section 1.32(u)) is required; and (vii) such requirements and all other provisions of the Buyer's operating agreement are the valid, binding and enforceable agreements of the sole member;

(13)        If required under the operative documents with respect to a Secondary Market Transaction, Lender shall have received evidence in writing from the Rating Agency (as hereinafter defined), at the sole cost and expense of Borrower, to the effect that the proposed transfer will not result in a re-qualification, reduction, downgrade or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction or, if no such rating has been issued, in Lender's good faith judgment, such transfer shall not have an adverse effect on the level of rating obtainable in connection with the Countryside Lake Lanier Loan;

(14)        Borrower shall reimburse Lender for all of Lender's reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and Rating Agency fees and expenses) incurred or anticipated to be incurred by Lender in connection with a Sale including, without limitation, Lender's determination of whether Borrower has satisfied all of the conditions and requirements set forth in this Section 1.13(b);

(15)        All of the Related Properties (as defined in Exhibit C) shall be subject to a simultaneous Sale to the identical Buyer (or affiliated buyers with common ownership) in satisfaction of all requirements of the Deeds of Trust; and

(16)        Borrower's obligations under the contract of sale pursuant to which such Sale, conveyance or transfer is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this Section 1.13(b).

(c)          Singular Assumption. Notwithstanding the provisions of Section_1.13(b)(15) above, from and after the expiration of the second (2nd) anniversary of the date hereof, Borrower shall be entitled to undertake a Sale of the Property to a third-party unaffiliated Buyer negotiated with such Buyer at arms' length and without undertaking simultaneous Sales of the Other Properties (such transaction is herein referred to as a "Singular Assumption") subject to Borrower's satisfaction of the following requirements:

(1)          Both of the following conditions shall be satisfied: (i) the loan-to-value ratio as to the remaining principal balance of the Other Loans (after taking into account any principal reduction payment made pursuant to Section 1.13(c)(3) below) to the appraised value of the Other Properties shall not exceed eighty percent (80%), and

(ii) the loan-to-value ratio of the remaining principal balance of the Countryside Lake Lanier Note (after taking into account any principal reduction payment made pursuant to Section 1.13(c)(3) below) to the appraised value of the Property shall not exceed eighty percent (80%);

(2)          Both of the following conditions shall be satisfied: (i) the debt service coverage ratio for the Other Properties and Other Loans, after taking into account any prepayment made pursuant to Section 1.13(c)(3) below shall not be less than 1.20:1, and (ii) the debt service coverage ratio for the Property and the Countryside Lake Lanier Note, also after taking into account any prepayment made pursuant to Section 1.13(c)(3) below shall not be less than 1.20:1;

(3)          If necessary to satisfy the conditions described in Section_1.13(c)(1) and (c)(2) above, Borrower shall make (and/or as applicable, shall cause the Other Borrowers to make) a partial prepayment of the Countryside Lake Lanier Note equal to the amount necessary to fully satisfy the loan-to-value and debt service coverage ratio requirements specified in Sections 1.13(c)(1) and 1.13(c)(2). Any partial prepayment of the Notes undertaken pursuant to this Section 1.13(c)(3) shall be allocated amongst the Countryside Lake Lanier Note and the Other Notes such that the loan-to-value and debt service coverage ratio tests required pursuant to Section 1.13(c)(1) and 1.13(c)(2) above are satisfied. Any partial prepayment of the Countryside Lake Lanier Note or the Other Notes undertaken pursuant to this Section 1.13(c)(3) shall require the payment of an appropriate prepayment fee as calculated for each such promissory note as follows:

amount being prepaid outstanding loan balance	times(x)	Required Yield Maintenance (as defined in the Countryside Lake Lanier Note)

Under no circumstances shall Borrower be required to pay a prepayment fee pursuant to the foregoing formula which would violate the terms of Section 2.3 of the Countryside Lake Lanier Note;

(4)          With the exception of the conditions specified above in Section 1.13(b)(15), all of the conditions generally required with respect to a Sale as described in Section 1.13(b) above shall be satisfied; and

An amendment (the "Uncross Amendment") shall be entered into with respect to this Security Deed, the Other Deeds of Trust and the Loan Documents related to the Other Loans such that (i) this Security Deed shall only thereafter secure the Countryside Lake Lanier Note and shall no longer serve as security for the Other Notes, (ii) the Other Deeds of Trust shall be modified so as to no longer cause the Other Properties to serve as security for the Countryside Lake Lanier Loan, and (iii) conforming changes shall be made to all of the other Loan Documents in a manner satisfactory to Lender in all respects.

1.14       Payment of Utilities, Assessments, Charges, Etc. Borrower shall pay when due all utility charges which are incurred by Borrower or which may become a charge or lien against any portion of the Property for gas, electricity, water and sewer services furnished to the Real Estate and/or the Improvements and all other assessments or charges of a similar nature, or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Real Estate and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon.

1.15       Access Privileges and Inspections. Lender and the agents, representatives and employees of Lender shall, subject to the rights of tenants, have full and free access to the Real Estate and the Improvements and any other location where books and records concerning the Property are kept at all reasonable times for the purposes of inspecting the Property and of examining, copying and making extracts from the books and records of Borrower relating to the Property. Borrower shall lend assistance to all such agents, representatives and employees of Lender.

1.16       Waste; Alteration of the Property. Borrower shall not commit, suffer or permit any waste on the Property nor take any actions that might invalidate any insurance carried on the Property. Borrower shall maintain the Property in good condition and repair. No part of the Improvements may be removed, demolished or materially altered, without the prior written consent of Lender. Without the prior written consent of Lender, Borrower shall not commence construction of any improvements on the Real Estate other than improvements required for the maintenance or repair of the Property.

1.17       Zoning; Use. Without the prior written consent of Lender, Borrower shall not seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Real Estate or the Improvements. Borrower shall comply in all material respects with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Real Estate or the Improvements. Borrower shall comply in all material respects with all existing and future requirements of all governmental authorities having jurisdiction over the Property. Borrower shall keep all licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Property in full force and effect. Borrower shall operate the Property as one or more manufactured home communities for so long as the indebtedness secured hereby is outstanding. If, under applicable zoning provisions, the use of all or any part of the Real Estate or the Improvements is or becomes a nonconforming use, Borrower shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Lender. Further, without Lender's prior written consent, Borrower shall not file or subject any part of the Real Estate or the Improvements to any declaration of condominium or cooperative or convert any part of the Real Estate or the Improvements to a condominium, cooperative or other form of multiple ownership and governance.

1.18       Financial Statements and Books and Records. Borrower shall keep accurate books and records of account of the Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with generally accepted accounting principles. Lender and its duly authorized representatives shall have the right to examine, copy and audit Borrower's records and books of account at all reasonable times. So long as this Security Deed continues in effect, Borrower shall provide to Lender, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which must be certified to Lender as being true and correct by Borrower or the entity to which they pertain, as applicable, be prepared in accordance with generally accepted accounting principles consistently applied and be in form and substance acceptable to Lender:

(a)          copies of all tax returns filed by Borrower, within thirty (30) days after the date of filing;

(b)          quarterly operating statements for the Property, within sixty (60) days after the end of each March, June, September and December, provided, operating statements shall be delivered within ten (10) days of request by Lender in connection with a Secondary Market Transaction;

(c)          current rent rolls for the Property, within sixty (60) days after the end of each March, June, September and December, provided, rent rolls shall be delivered shall be delivered within five (5) days of request by Lender in connection with a Secondary Market Transaction;

(d)          annual balance sheets, statements of income and expenses and statements of changes in financial position for the Property and annual financial statements for Borrower, and each indemnitor and guarantor under any indemnity or guaranty executed in connection with the Loan within sixty (60) days after the end of each calendar year prepared and audited by such indemnitor or guarantor of Borrower's primary accountant; and

(e)          such other information with respect to the Property, Borrower and each indemnitor and guarantor under any indemnity or guaranty executed in connection with the Countryside Lake Lanier Loan, which may be reasonably requested from time to time by Lender, within a reasonable time after the applicable request.

If any of the materials described in this Section 1.18(a)-(d) are not furnished to Lender within the applicable time periods, Borrower shall pay to Lender a late fee of $250.00. Further, if any of the aforementioned materials are not furnished to Lender within the applicable time periods, or Lender is reasonably dissatisfied with the contents of any of the foregoing, in addition to any other rights and remedies of Lender contained herein, Lender shall have the right, but not the obligation, to obtain the same by means of an audit by an independent certified public accountant selected by Lender, in which event Borrower agrees to provide all necessary information to said accountant and to otherwise cooperate in the making of such audit. Borrower agrees that any and all materials furnished hereunder are the property of Lender (and its Servicer) and may be released and made available to such parties as Lender or its Servicer deems appropriate, including any Rating Agency responsible for rating securities issued in any Secondary Market Transaction.

1.19       Further Documentation. Borrower shall, on the request of Lender in its reasonable discretion and at the expense of Borrower, promptly correct any defect, error or omission which may be discovered in the contents of this Security Deed or in any of the other Loan Documents and promptly execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Security Deed and the other Loan Documents or as may be reasonably deemed advisable by Lender to protect, continue or preserve the liens and security interests hereunder including, without limitation, security instruments, financing statements and continuation statements.

1.20	Payment of Costs; Advances to Protect Property.

(a)          Payment of Costs. Borrower shall pay all reasonable costs and expenses of every character incurred in connection with the closing of the Loans or otherwise attributable or chargeable to Borrower as the owner of the Property, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, brokerage fees and commissions, title policy premiums and title search fees, uniform commercial code/tax lien/litigation search fees, escrow fees and reasonable attorneys' fees. Unless otherwise specified herein, with respect to any action by Borrower permitted hereunder, Borrower shall pay all of its own costs and expenses relating thereto but excluding any costs and expenses incurred by Lender or any party involved in such actions as a result of a Secondary Market Transaction.

(b)          Advances to Protect Property. Without limiting or waiving any other rights and remedies of Lender hereunder, if Lender determines that Borrower is not adequately performing or has failed to perform any of its obligations, covenants or agreements contained in this Security Deed or in any of the other Loan Documents and such inadequacy or failure is not cured within any applicable grace or cure period, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might affect Lender's interest in the Property or Lender's right to enforce its security, then Lender may, at its option, with or without notice to Borrower, make any appearances, disburse or advance any sums and take any actions as may be necessary or desirable to protect or enforce the security of this Security Deed or to remedy the failure of Borrower to perform its covenants and agreements (without, however, waiving any Event of Default or other default hereunder of Borrower). Borrower agrees to pay on demand all expenses of Lender reasonably incurred with respect to the foregoing (including, but not limited to, fees and disbursements of counsel), together with interest thereon at the Default Interest Rate from and after the date on which Lender incurs such expenses until reimbursement thereof by Borrower. Any such expenses so incurred by Lender, together with interest thereon as provided above, shall be additional indebtedness of Borrower secured by this Security Deed and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Notes. The necessity for any such actions and of the amounts to be paid shall be determined by Lender in its sole and absolute discretion. Lender is hereby empowered to enter and to authorize others to enter upon the Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Borrower or any person in possession holding under Borrower. Borrower hereby acknowledges and agrees that the remedies set forth in this Section 1.20(b) shall be exercisable by Lender, and any and all payments made or costs or expenses incurred by Lender in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Borrower with interest thereon at the Default Interest Rate, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Lender after the filing by Borrower of a voluntary case or the filing against Borrower of an involuntary case pursuant to or within the meaning of Title 11,

United States Code (the "Bankruptcy Code"), or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable to Borrower, Lender, any guarantor or indemnitor, the secured indebtedness or any of the Loan Documents. This indemnity shall survive payment in full of the indebtedness secured hereby. This Section 1.20(b) shall not be construed to require Lender to incur any expenses, make any appearances or take any actions.

1.21       Security Interest. This Security Deed is also intended to encumber and create a security interest in, and Borrower hereby grants to Lender a security interest in, all Reserves (as hereinabove defined), fixtures, chattels, accounts, equipment, inventory, contract rights, general intangibles and other personal property included within the Property, all renewals, replacements of any of the aforementioned items, or articles in substitution therefor or in addition thereto or the proceeds thereof (said property is hereinafter referred to collectively as the "Collateral"), whether or not the same shall be attached to the Real Estate or the Improvements in any manner. It is hereby agreed that to the extent permitted by law, all of the foregoing property is to be deemed and held to be a part of and affixed to the Real Estate and the Improvements. The foregoing security interest shall also cover Borrower's leasehold interest in any of the foregoing property which is leased by Borrower. Notwithstanding the foregoing, all of the foregoing property shall be owned by Borrower and no leasing or installment sales or other financing or title retention agreement in connection therewith shall be permitted without the prior written approval of Lender. Borrower shall promptly replace all of the Collateral subject to the lien or security interest of this Security Deed when worn out or obsolete with Collateral comparable to the worn out or obsolete Collateral when new and will not, without the prior written consent of Lender, remove from the Real Estate or the Improvements any of the Collateral subject to the lien or security interest of this Security Deed except such as is replaced by an article of equal suitability and value as above provided, owned by Borrower free and clear of any lien or security interest except that created by this Security Deed and the other Loan Documents and except as otherwise expressly permitted by the terms of Section 1.13 of this Security Deed. All of the Collateral shall be kept at the location of the Real Estate except as otherwise required by the terms of the Loan Documents. Borrower shall not use any of the Collateral in violation of any applicable statute, ordinance or insurance policy.

1.22       Security Agreement. This Security Deed constitutes both a deed to secure debt and a "security agreement" between Borrower and Lender with respect to the Collateral in which Lender is granted a security interest hereunder, and, cumulative of all other rights and remedies of Lender hereunder, Lender shall have all of the rights and remedies of a secured party under any applicable Uniform Commercial Code. Borrower hereby irrevocably authorizes Lender at any time and from time to time to prepare, file of record in any Uniform Commercial Code jurisdiction or otherwise effectuate new financing statements or financing statement amendments which (a) indicate the Collateral (i) as all assets of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of any applicable Uniform Commercial Code, or (ii) by any other description which reasonably approximates the description contained in this Security Deed, and (b) provide any other information required by part 5 of Article 9 of any applicable Uniform Commercial Code, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Borrower agrees to furnish any such information to Lender promptly upon the Lender's request. Borrower specifically agrees that Lender may cause such financing statements and financing statement amendments to be filed without any signature of a representative of the Borrower appearing thereon, where such filings are permitted by applicable law. Borrower hereby further agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Lender the attorney-in-fact of Borrower to execute and deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements, continuation statements or other instruments as Lender may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. Borrower also ratifies its authorization for Lender to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. Expenses of retaking, holding, preparing for sale, selling or the like (including, without limitation, Lender's reasonable attorneys' fees and legal expenses), together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be paid by Borrower on demand and shall be secured by this Security Deed and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Notes. If notice is required by law, Lender shall give Borrower at least ten (10) days' prior written notice of the time and place of any public sale of such property or of the time of or after which any private sale or any other intended disposition thereof is to be made, and if such notice is sent to Borrower, as the same is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Borrower. No such notice is necessary for any such property which is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any sale made pursuant to the provisions of this Section 1.22 shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the foreclosure sale as provided in Section 3.1(e) hereof upon giving the same notice with respect to the sale of the Property hereunder as is required under said Section 3.1(e). Furthermore, to the extent permitted by law, in conjunction with, in addition to or in substitution for the rights and remedies available to Lender pursuant to any applicable Uniform Commercial Code:

(a)          In the event of a foreclosure sale, the Property may, at the option of Lender, be sold as a whole;

(b)          It shall not be necessary that Lender take possession of the aforementioned Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this Section 1.22 is conducted and it shall not be necessary that said Collateral, or any part thereof, be present at the location of such sale; and

(c)          Lender may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Lender, including the sending of notices and the conduct of the sale, but in the name and on behalf of Lender.

Borrower will not change the principal place of business or chief executive office set forth below, or change the state of its organization or registration, or change its name, without in each instance, the prior written consent of Lender. Lender's consent will, however, be conditioned upon, among other things, the execution and delivery of additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender's security interest in the Collateral as a result of such changes. The name, principal place of business and chief executive office of Borrower (as Debtor under any applicable Uniform Commercial Code), as of the date hereof, are:

Sun Countryside Lake Lanier LLC

27777 Franklin Road, Suite 200

Southfield, Michigan 48034

Attention: Jonathan M. Colman

The name and address of Lender (as Secured Party under any applicable Uniform Commercial Code), as of the date hereof, are:

ARCS Commercial Mortgage Co., L.P.

26901 Agoura Road, Suite 200

Calabasas Hills, California 91301

1.23       Easements and Rights-of-Way. Borrower shall not grant any easement or right-of-way with respect to all or any portion of the Real Estate or the Improvements without the prior written consent of Lender. The purchaser at any foreclosure sale hereunder may, at its discretion, disaffirm any easement or right-of-way granted in violation of any of the provisions of this Security Deed and may take immediate possession of the Property free from, and despite the terms of, such grant of easement or right-of-way. If Lender consents to the grant of an easement or right-of-way, Lender agrees to grant such consent without charge to Borrower other than reasonable expenses, including, without limitation, reasonable attorneys' fees, incurred by Lender in the review of Borrower's request and, if applicable, in the preparation of documents relating to the subordination of this Security Deed to such easement or right-of-way.

1.24	Compliance with Laws.

(a)          Borrower shall at all times comply in all material respects with all statutes, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Property, including, but not limited to, those concerning employment and compensation of persons engaged in operation and maintenance of the Property and any environmental or ecological requirements, even if such compliance shall require structural changes to the Property; provided, however, that Borrower may, upon providing Lender with security satisfactory to Lender, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, regulation or requirement so long as during such contest the Property shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed. Borrower shall not use or occupy, or allow the use or occupancy of, the Property in any manner which violates any Lease of or any other agreement applicable to the Property or any applicable law, rule, regulation or order or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.

(b)          Borrower agrees that the Property shall at all times comply in all material respects and to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988 and all other state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities ("Access Laws"). Borrower agrees to give prompt notice to Lender of the receipt by Borrower of any complaints related to violations of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

1.25       Additional Taxes. In the event of the enactment after this date of any law of the state where the Property is located or of any other governmental entity deducting from the value of the Property for the purpose of taxation any lien or security interest thereon, or imposing upon Lender the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Borrower, or changing in any way the laws relating to the taxation of mortgages, deeds of trust or security agreements or debts secured by mortgages, deeds of trust or security agreements or the interest of the mortgagee, beneficiary or secured party in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect this Security Deed or the indebtedness secured hereby or Lender, then, and in any such event, Borrower, upon demand by Lender, shall pay such taxes, assessments, charges or liens, or reimburse Lender therefor; provided, however, that if in the opinion of counsel for Lender (a) it might be unlawful to require Borrower to make such payment, or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in either such event, Lender may elect, by notice in writing given to Borrower, to declare all of the indebtedness secured hereby to be and become due and payable in full, thirty (30) days from the giving of such notice.

1.26       Borrower's Waivers. To the full extent permitted by law, Borrower agrees that Borrower shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the indebtedness secured hereby prior to any sale of the Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the Property so sold. To the full extent permitted by law, Borrower shall not have or assert any right under any statute or rule of law pertaining to the exemption of homestead or other exemption under any federal, state or local law now or hereafter in effect, the administration of estates of decedents or any other matters whatsoever to defeat, reduce or affect the right of Lender under the terms of this Security Deed to a sale of the Property, for the collection of the secured indebtedness without any prior or different resort for collection, or the right of Lender under the terms of this Security Deed to the payment of the indebtedness secured hereby out of the proceeds of sale of the Property in preference to every other claimant whatever. Borrower, for Borrower and Borrower's successors and assigns, and for any and all persons ever claiming any interest in the Property, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily with and upon the advice of competent counsel waives, releases, relinquishes and forever forgoes: (a) all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the secured indebtedness (except such notices as are specifically provided for herein); (b) all right to a marshalling of the assets of Borrower, including the Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Property shall be sold in the event of foreclosure of the liens and security interests hereby created and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Property sold as an entirety; (c) all rights and periods of redemption provided under applicable law; and (d) all present and future statutes of limitations as a defense to any action to enforce the provisions of this Security Deed or to collect any of the indebtedness secured hereby to the fullest extent permitted by law and agrees that it shall not solicit or aid the solicitation of the filing of any Petition (as hereinafter defined) against the Borrower, whether acting on its own behalf or on behalf of any other party. Without limiting the generality of the foregoing, Borrower shall not (i) provide information regarding the identity of creditors or the nature of creditors' claims to any third party unless compelled to do so by order of a court of competent jurisdiction or by regulation promulgated by a governmental agency; or (ii) pay the legal fees or expenses of any creditor of or interest holder in Borrower with respect to any matter whatsoever.

1.27	SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)          BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF GEORGIA OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THE COUNTRYSIDE LAKE LANIER NOTE, THIS SECURITY DEED OR ANY OTHER OF THE LOAN DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION PRESIDING OVER HALL COUNTY, GEORGIA, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND (iv) AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 4.4 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

(b)          BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE INDEBTEDNESS SECURED HEREBY OR ANY CONDUCT, ACT OR OMISSION

OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MANAGERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

1.28	Intentionally deleted.

1.29       Management. The management of the Property shall be by either: (a) Borrower or an entity affiliated with Borrower approved by Lender for so long as Borrower or said affiliated entity is managing the Property in accordance with the standards customarily employed by Borrower and its affiliates, or (b) a professional property management company approved by Lender (any such person or entity which manages the Property, other than Borrower, is hereinafter referred to as the "Manager"). Any such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement approved by Lender. In no event shall any Manager be removed or replaced or the terms of any management agreement modified or amended without the prior written consent of Lender. In the event (x) of an Event of Default or a default under any management contract then in effect, which default is not cured within any applicable grace or cure period, or (y) of a change in control (fifty percent or more) of the ownership of Manager or if Manager provides cause for termination, including, without limitation, gross negligence, willful misconduct or fraud, or (z) of the Manager becoming insolvent or a debtor in any bankruptcy or insolvency proceeding, Lender shall have the right to terminate, or to direct Borrower to terminate, such management contract at any time and, in any such event of termination of the management contract, to retain, or to direct Borrower to retain, a new management agent approved by Lender. Whenever the approval or consent of Lender is required hereunder, such approval or consent may be conditioned, without limitation, on Lender's obtaining evidence in writing from the Rating Agency to the effect that the proposed change in management company will not result in a re-qualification, reduction, downgrade or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction or, if no such rating has been issued, in Lender's good faith judgment, such change in management shall not adversely affect the level of rating attainable in connection with the Loan. In addition, if within forty-five (45) days before the end of each calendar quarter Borrower does not provide evidence of the achievement of a debt service coverage ratio of not less than 1.20:1.0 (the "Required DSCR"), Borrower, at Lender's request made at any time after such Required DSCR is not maintained, shall terminate the then current management agreement, or any subsequent agreement relating to the operation and management of the Property approved by Lender, and replace the then current Manager with a Manager approved by Lender or if no management agreement is then in place enter into a management agreement acceptable to Lender with a Manager approved by Lender. All Rents and Profits generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Borrower's liabilities and obligations with respect to this Security Deed and the other Loan Documents, and none of the Rents and Profits generated by or derived from the Property shall be diverted by Borrower and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied.

1.30	Hazardous Materials and Environmental Concerns.

(a)          Borrower hereby represents and warrants to Lender that, as of the date hereof, except as disclosed in that certain Phase I Environmental Site Assessment dated June 26, 2006, prepared by LandAmerica Assessment Corporation (the "Environmental Report"), (i) the Property is not, and to the best of Borrower's knowledge, information and belief, the Property has not been, in direct or indirect violation of any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination, remediation or human health and safety (including the regulation or remediation of Hazardous Substances as defined below) (collectively, "Environmental Laws"), all as amended; (ii) no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls, petroleum products, radon, lead-based paint, flammable explosives, radioactive materials, infectious substances or raw materials which may include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, "Hazardous Substances") are located on or have been handled, manufactured, generated, stored, processed, transported to or from, or disposed of on or Released or discharged from the Property (including underground contamination) except for those substances used by Borrower in the ordinary course of its business and in compliance with all Environmental Laws; (iii) the Property is not subject to any private or governmental lien or judicial, administrative or other notice or action relating to Hazardous Substances or noncompliance with Environmental Laws, nor is Borrower aware of any basis for such lien, notice or action; (iv) there are no underground storage tanks or other underground storage receptacles (whether active or abandoned) for Hazardous Substances on the Property; (v) Borrower has received no notice of, and to the best of Borrower's knowledge and belief, there does not exist any, investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property; (vi) Borrower has received no notice that, and to the best of Borrower's knowledge and belief after due inquiry and investigation, there has been no claim by any party that, any use, operation or condition of the Property has caused any nuisance, trespass or any other liability or adverse condition on any other property, nor does Borrower know of any basis for such notice or claim; and (vii) there are no present environmental conditions or events or, to the best of Borrower's knowledge, past environmental conditions or events on or near the Property that could be reasonably anticipated to materially adversely affect the value of the Property.

(b)          Except as described in the Environmental Report, Borrower shall keep or cause the Property to be kept free from Hazardous Substances (except those substances used by Borrower in the ordinary course of its business and by tenants in the ordinary course of their activities, in compliance with all Environmental Laws) and in compliance with all Environmental Laws, shall not install or use any underground storage tanks, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all tenants of space in the Improvements (except those substances used by tenants in the ordinary course of their activities and in compliance with all Environmental Laws), and invitees and trespassers, and, without limiting the generality of the foregoing, during the term of this Security Deed, shall not install in the Improvements or permit to be installed in the Improvements asbestos or any substance containing asbestos. If required by Lender (including if recommended in any third-party environmental report delivered to Lender) or under any

Environmental Law, Borrower shall maintain an Operations and Maintenance Program ("O&M Program") for the management of asbestos, lead-based paint, radon or any other Hazardous Substances at the Property.

(c)          Borrower shall promptly notify Lender if Borrower shall become aware of (i) any Hazardous Substances at, on, under, affecting or threatening to affect the Property (except those substances used by Borrower or tenants in the ordinary course of their business or activities, respectively, and in compliance with all Environmental Laws), (ii) any lien, action or notice affecting or threatening to affect the Property or Borrower resulting from any violation or alleged violation of Environmental Law, (iii) any investigation, inquiry or proceeding concerning Borrower or the Property pursuant to any Environmental Law or otherwise relating to Hazardous Substances, or (iv) any occurrence, condition or state of facts which would render any representation or warranty in this Section incorrect in any respect if made at the time of such discovery. Further, immediately upon receipt of the same, Borrower shall deliver to Lender copies of any and all orders, notices, permits, applications, reports, and other communications, documents and instruments pertaining to the actual, alleged or potential non-compliance with any Environmental Laws in connection with the Property or presence or existence of any Hazardous Substances at, on, about, under, within, near or in connection with the Property (except those substances used in the ordinary course of its business or by tenants in their ordinary activities and in compliance with all Environmental Laws). Borrower shall, promptly, when and as required by an enforceable court order or administrative order of a governmental agency and regardless of the source of contamination, at Borrower's sole cost and expense, take all actions as shall be necessary or advisable for compliance with the terms of this Section 1.30 or for the remediation of any and all portions of the Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment, remedial and response actions in accordance with all applicable Environmental Laws (and in all events in a manner satisfactory to Lender), and shall further pay or cause to be paid, at no expense to Lender, all remediation, response, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property. Nothing in the foregoing sentence requires Borrower to undertake remedial activities if the legal requirements or orders are satisfied by other measures including but not limited to institutional controls. In the event Borrower fails to do so (i) Lender may, but shall not be obligated to, undertake remediation at the Property or other affected property necessary to bring the Property into conformance with the terms of Environmental Laws, and (ii) Borrower hereby grants to Lender and its agents and employees access to the Property and a license to do all things Lender shall deem necessary to bring the Property into conformance with Environmental Laws. Such license does not waive any potential claims or rights Borrower might have against lender should Lender cause or exacerbate any contamination or violate any Environmental Laws. Any and all costs and expenses reasonably incurred by Lender in connection therewith, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by this Security Deed and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Notes. BORROWER COVENANTS AND AGREES, AT BORROWER'S SOLE COST AND EXPENSE, TO INDEMNIFY, DEFEND (AT TRIAL AND APPELLATE LEVELS, AND WITH ATTORNEYS, CONSULTANTS AND EXPERTS ACCEPTABLE TO LENDER), AND HOLD LENDER HARMLESS FROM AND AGAINST ANY AND ALL LIENS, DAMAGES, LOSSES, LIABILITIES, OBLIGATIONS, SETTLEMENT PAYMENTS,

PENALTIES, ASSESSMENTS, CITATIONS, DIRECTIVES, CLAIMS, LITIGATION, DEMANDS, DEFENSES, JUDGMENTS, SUITS, PROCEEDINGS, COSTS, DISBURSEMENTS AND EXPENSES OF ANY KIND OR OF ANY NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS', CONSULTANTS' AND EXPERTS' FEES AND DISBURSEMENTS ACTUALLY INCURRED IN INVESTIGATING, DEFENDING, SETTLING OR PROSECUTING ANY CLAIM, LITIGATION OR PROCEEDING) WHICH MAY AT ANY TIME BE IMPOSED UPON, INCURRED BY OR ASSERTED OR AWARDED AGAINST LENDER OR THE PROPERTY, AND ARISING DIRECTLY OR INDIRECTLY FROM OR OUT OF: (i) THE PRESENCE, RELEASE OR THREAT OF RELEASE OF ANY HAZARDOUS SUBSTANCES ON, IN, UNDER, AFFECTING OR THREATENING TO AFFECT ALL OR ANY PORTION OF THE PROPERTY, REGARDLESS OF WHETHER OR NOT CAUSED BY OR WITHIN THE CONTROL OF BORROWER, UNLESS SUCH CONDITION IS CAUSED BY OR EXACERBATED BY LENDER; (ii) THE VIOLATION OF ANY ENVIRONMENTAL LAWS RELATING TO, AFFECTING OR THREATENING TO AFFECT THE PROPERTY, WHETHER OR NOT CAUSED BY OR WITHIN THE CONTROL OF BORROWER UNLESS SUCH VIOLATION IS CAUSED BY LENDER; (iii) THE FAILURE BY BORROWER TO COMPLY FULLY WITH THE TERMS AND CONDITIONS OF THIS SECTION 1.30; (iv) THE BREACH OF ANY REPRESENTATION OR WARRANTY CONTAINED IN THIS SECTION 1.30; OR (v) THE ENFORCEMENT OF THIS SECTION 1.30, INCLUDING, WITHOUT LIMITATION, THE ACTUAL COST OF ASSESSMENT, CONTAINMENT AND/OR REMOVAL OF ANY AND ALL HAZARDOUS SUBSTANCES ON AND/OR FROM ALL OR ANY PORTION OF THE PROPERTY, THE ACTUAL COST OF ANY ACTIONS TAKEN IN RESPONSE TO THE PRESENCE, RELEASE OR THREAT OF RELEASE OF ANY HAZARDOUS SUBSTANCES ON, IN, UNDER OR AFFECTING ANY PORTION OF THE PROPERTY TO PREVENT OR MINIMIZE SUCH RELEASE OR THREAT OF RELEASE SO THAT IT DOES NOT MIGRATE OR OTHERWISE CAUSE OR THREATEN DANGER TO PRESENT OR FUTURE PUBLIC HEALTH, SAFETY, WELFARE OR THE ENVIRONMENT, AND COSTS INCURRED TO COMPLY WITH THE ENVIRONMENTAL LAWS IN CONNECTION WITH ALL OR ANY PORTION OF THE PROPERTY. THE INDEMNITY SET FORTH IN THIS SECTION 1.30(c) SHALL ALSO INCLUDE ANY AND ALL LIENS, DAMAGES, LOSSES, LIABILITIES, OBLIGATIONS, SETTLEMENT PAYMENTS, PENALTIES, ASSESSMENTS, CITATIONS, DIRECTIVES, CLAIMS, LITIGATION, DEMANDS, DEFENSES, JUDGMENTS, SUITS, PROCEEDINGS, COSTS, DISBURSEMENTS OR EXPENSES OF ANY KIND OR OF ANY NATURE WHATSOEVER ARISING OUT OF OR RELATING TO INJURY OR DEATH DUE TO EXPOSURE FROM HAZARDOUS SUBSTANCES THAT MAY BE PRESENT OR RELEASED AT, ON, UNDER OR FROM THE PROPERTY. LENDER'S RIGHTS UNDER THIS SECTION SHALL SURVIVE PAYMENT IN FULL OF THE INDEBTEDNESS SECURED HEREBY AND SHALL BE IN ADDITION TO ALL OTHER RIGHTS OF LENDER UNDER THIS SECURITY DEED, THE COUNTRYSIDE LAKE LANIER NOTE AND THE OTHER LOAN DOCUMENTS, AND SHALL TERMINATE ON THE SECOND (2ND) YEAR AFTER: (A) THE SALE OF THE PROPERTY, (B) LENDER'S FORECLOSURE AGAINST THE

PROPERTY OR ACCEPTANCE OF A DEED OF LIEU OF FORECLOSURE, (C) THE APPOINTMENT OF A RECEIVER, OR (D) SUCH OTHER EVENT OR CIRCUMSTANCE IN WHICH BORROWER IS NO LONGER IN POSSESSION OR CONTROL OF THE PROPERTY.

(d)          Upon Lender's request, at any time and from time to time after the occurrence of an Event of Default or at such other time as Lender has reasonable grounds to believe that Hazardous Substances are or have been handled, generated, stored, processed, transported to or from, or Released or discharged from or disposed of on or around the Property (other than in the normal course of Borrower's or the tenants' business or activities, respectively, and in compliance with all Environmental Laws) or that Borrower, any tenant or the Property may be in violation of Environmental Laws, Borrower shall provide, at Borrower's sole cost and expense, an inspection or audit of the Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Lender indicating the presence or absence of Hazardous Substances on the Property (including asbestos-containing material or lead-based paint). If Borrower fails to provide such inspection or audit within thirty (30) days after such request, Lender may order the same, and Borrower hereby grants to Lender and its employees and agents access to the Property and a license to undertake such inspection or audit. The actual cost of such inspection or audit, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by this Security Deed and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Notes.

(e)          Without limiting the foregoing, Lender and its authorized representatives may, during normal business hours and at its own expense, inspect the Property and Borrower's records related thereto for the purpose of determining compliance with Environmental Laws and the terms and conditions of this Section 1.30.

(f)           As used herein, the term "Release" or "Released" shall include, without limitation, any intentional or unintentional placing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, discarding or abandoning of any Hazardous Substance, other than in the normal course of business or activities of its tenants, and in compliance with all Environmental Laws.

1.31	INDEMNIFICATION; SUBROGATION.

INABILITY TO COLLECT RENTS AND PROFITS OR IN CONNECTION WITH THE

SECURED INDEBTEDNESS, THIS SECURITY DEED, THE PROPERTY, OR ANY PART THEREOF, OR THE EXERCISE BY LENDER OF ANY RIGHTS OR REMEDIES GRANTED TO IT UNDER THIS SECURITY DEED, AND ANY EVENT OF DEFAULT OR ANY OTHER DEFAULT UNDER THIS SECURITY DEED, (iii) ANY LIENS (WHETHER JUDGMENTS, MECHANICS', MATERIALMEN'S OR OTHERWISE), CHARGES AND ENCUMBRANCES FILED AGAINST THE PROPERTY, AND (iv) ANY CLAIMS AND DEMANDS FOR DAMAGES OR INJURY, INCLUDING CLAIMS FOR PROPERTY DAMAGE, PERSONAL INJURY OR WRONGFUL DEATH, ARISING OUT OF OR IN CONNECTION WITH ANY ACCIDENT OR FIRE OR OTHER CASUALTY ON THE REAL ESTATE OR THE IMPROVEMENTS OR ANY NUISANCE OR TRESPASS MADE OR SUFFERED THEREON, INCLUDING, IN ANY CASE, ATTORNEYS' FEES, COSTS AND EXPENSES AS AFORESAID, WHETHER AT PRETRIAL, TRIAL OR APPELLATE LEVEL FOR ANY CIVIL, CRIMINAL OR ADMINISTRATIVE PROCEEDINGS. SHOULD LENDER INCUR ANY LIABILITY UNDER THIS SECURITY DEED OR ANY OF THE OTHER LOAN DOCUMENTS IN CONNECTION WITH THE FOREGOING MATTERS, THE AMOUNT THEREOF, INCLUDING, WITHOUT LIMITATION, COSTS, EXPENSES AND REASONABLE ATTORNEYS' FEES, TOGETHER WITH INTEREST THEREON AT THE DEFAULT INTEREST RATE FROM THE DATE INCURRED BY LENDER UNTIL ACTUALLY PAID BY BORROWER, SHALL BE IMMEDIATELY DUE AND PAYABLE TO LENDER BY BORROWER ON DEMAND AND SHALL BE SECURED HEREBY AND BY ALL OF THE OTHER LOAN DOCUMENTS SECURING ALL OR ANY PART OF THE INDEBTEDNESS EVIDENCED BY THE COUNTRYSIDE LAKE LANIER NOTE. HOWEVER, NOTHING HEREIN SHALL BE CONSTRUED TO OBLIGATE BORROWER TO INDEMNIFY, DEFEND AND HOLD HARMLESS LENDER FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, ACTIONS, SUITS, COSTS OR EXPENSES ASSERTED AGAINST, IMPOSED ON OR INCURRED BY LENDER BY REASON OF LENDER'S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE. THIS INDEMNITY SHALL SURVIVE PAYMENT IN FULL OF THE INDEBTEDNESS SECURED HEREBY.

(b)          Lender may engage the services of attorneys if it is made a party defendant to any litigation (or threatened action or claim) or to enforce the terms of this Security Deed or to protect its rights hereunder, and, in the event of any such engagement, Borrower shall pay Lender's attorneys' fees (together with reasonable appellate counsel fees, if any), consultants' fees, expert's fees, and expenses reasonably incurred by Lender, whether or not an action is actually commenced against Borrower. All references to "attorneys" in this Subsection and elsewhere in this Security Deed shall include without limitation any attorney or law firm engaged by Lender and Lender's in-house counsel, and all references to "fees and expenses" in this Subsection and elsewhere in this Security Deed shall include without limitation any fees of such attorney or law firm and any allocation charges and allocation costs of Lender's in-house counsel.

(c)          A waiver of subrogation shall be obtained by Borrower from its insurance carrier and, consequently, Borrower waives any and all right to claim or recover against Lender, its officers, employees, agents and representatives, for loss of or damage to Borrower, the

Property, Borrower's property or the property of others under Borrower's control from any cause insured against or required to be insured against by the provisions of this Security Deed.

1.32       Covenants with Respect to Indebtedness; Operations and Fundamental Changes of Borrower. Borrower represents, warrants and covenants as of the date hereof and until such time as the indebtedness secured hereby is paid in full, that Borrower:

(a)          has not owned, does not own and will not own any asset other than (i) the Property, and (ii) incidental personal property necessary for the operation of the Property;

(b)          has not engaged, is not engaged and will not engage in any business other than the ownership, management and operation of the Property;

(c)          will not enter into any contract or agreement with any shareholder, partner, principal, member or affiliate of Borrower or any affiliate of any of the foregoing, except in the ordinary course of business and upon terms and conditions that are intrinsically fair and are no less favorable to it than those that would be obtained in a comparable arms-length transaction with an unrelated third party;

(d)          has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the secured indebtedness, (ii) unsecured trade and operational debt incurred in the ordinary course of business not outstanding for more than sixty (60) days with trade creditors and in amounts as are normal and reasonable under the circumstances, real estate taxes and assessments, capital expenditures, and (iii) financing leases and purchase money indebtedness incurred in the ordinary course of business relating to personal property necessary for the operation of the Property;

(e)          will not cause or allow any debt whatsoever to be secured (senior, subordinate or pari passu) by the Property, except the indebtedness secured hereby;

(f)           has not made and will not make any loans or advances to any third party (including any shareholder, partner, principal, member or affiliate of Borrower, or any guarantor);

(g)          is and intends to remain solvent and pay its debts from its assets as the same shall become due to the extent of revenue generated from the operation of the Property; provided, however, the foregoing covenant shall not require the members of Borrower to make any additional capital contributions to Borrower or cause personal liability;

(h)          has done or caused to be done and will do all things necessary to preserve its existence and corporate, limited liability company and partnership formalities (as applicable), and, except as otherwise permitted herein, will not, nor will any partner, limited or general, or member or shareholder thereof, amend, modify or otherwise change its partnership certificate, partnership agreement, certificate or articles of incorporation or organization, or by-laws or operating agreement or regulations, in a manner which adversely affects Borrower's, or any such partner's, member's or shareholders' existence as a single-purpose, single-asset "bankruptcy remote" entity;

(i)           will conduct and operate its business as presently conducted and operated;

(j)           has maintained, and will maintain books and records and bank accounts separate from those of its affiliates, including its general partners, principals and members; provided, however, that Borrower's assets may be included in a consolidated operating or financial statement of its affiliates provided that an appropriate notation shall be made on such consolidated operating or financial statements to indicate the separateness of Borrower from such affiliates and to indicate borrower's assets and credit are not available to satisfy the debts and other obligations of such affiliates;

(k)          will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Borrower, any constituent party of Borrower, any guarantor or any affiliate of any constituent party or guarantor); has corrected, and shall correct any known misunderstanding regarding its status as a separate entity; has conducted, and shall conduct, its business in its own name; has paid, and will pay, its own liabilities out of its own funds and assets; has not, and shall not identify itself or any of its affiliates as a division or a part of the other; and has maintained and utilized, and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks from any other entity;

(l)           will file its own tax returns or a consolidated federal income tax return with other persons or entities;

(m)         to the extent available only from the cash flow generated from the operation of the Property, will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(n)          will not, nor will any shareholder, partner, principal, member or affiliate, seek the dissolution or winding up, in whole or in part, of Borrower;

(o)          except as otherwise permitted hereunder, will not enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any entity;

(p)          has not, and will not commingle the funds and other assets of Borrower with those of any shareholder, partner, principal, member or affiliate, or any other person;

(q)          has maintained, and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person;

(r)           has, and any general partner or managing member of Borrower has, at all times since their respective formation, observed all Michigan legal and customary formalities regarding their respective formation and will continue to observe all applicable legal formalities;

(s)           does not and will not hold itself out to be responsible for the debts or obligations of any other person;

(t)           upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Borrower shall not seek a supplemental stay or otherwise pursuant to Section 105 or any other provision of the Bankruptcy Code, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against any guarantor or indemnitor of the secured obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

(u)          if Borrower is a limited partnership or a limited liability company, the general partner or managing member (the "SPC Entity") shall be a corporation whose sole assets are its interests in Borrower and the owners of any Related Properties, and the SPC Entity will at all times comply, and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this Section 1.32 as if such representation, warranty or covenant was made directly by the SPC Entity. If Borrower is a corporation, Borrower itself shall comply with each of the representations, warranties and covenants contained in this Section 1.32 as an SPC Entity. Borrower shall at all times cause there to be at least one duly appointed member of the board of directors (an "Independent Director") of the SPC Entity reasonably satisfactory to Lender who shall not have been at the time of such individual's appointment, and may not have been at any time during the preceding five (5) years (i) a shareholder of, or an officer, director (other than an independent director), attorney, counsel, partner or employee of, Borrower or any of its shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, Borrower or any of its shareholders, subsidiaries or affiliates, (iii) a person or other entity controlling or under common control with any such shareholder, partner, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, employee, supplier, customer or any other director of the SPC Entity. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise;

(v)          has not caused and shall not cause, as applicable, the board of directors of Borrower, the members or managers of Borrower, or the board of directors, members or managers of any general partner of Borrower to take any action which, under the terms of the organizational documents for Borrower and its general partner or manager, as applicable, requires the unanimous affirmative vote of one hundred percent (100%) of the members of the board of directors, members or manager, including the vote of an Independent Director, unless at the time of such action there shall be at least one director, member or manager, as applicable, who is an Independent Director;

(w)         shall conduct its business so that the assumptions of fact made with respect to Borrower in that certain opinion letter dated the date hereof delivered by Jaffe Raitt Heuer & Weiss, P.C. (the "Non-Consolidation Opinion") with respect to non-consolidation issues, delivered in connection with the execution and delivery of the Loan Documents shall be true and correct, in all material respects at all times;

(x)          Borrower further represents and warrants that Borrower's historical operations have been wholly consistent with the terms and provisions of this Section 1.32 except that Borrower may have incurred prior first lien mortgage financing secured by the Property which financing is being paid and satisfied in full with the proceeds of the indebtedness secured hereby.

Notwithstanding anything contained in this Section 1.32 to the contrary, whether express or implied, Lender and Borrower agree that the following operations and activities of Borrower, SPC Entity and their affiliates shall not be considered a violation of any obligation set forth in this Section 1.32: (i) offering services to residents of the Property through affiliates or other third parties for which fees and charges may be collected by Borrower or the affiliate and paid to such affiliate or third party, which may include, without limitation, cable and internet services, landscaping, snow removal, lease or sale of manufactured homes, and child care; provided that such affiliates do not conduct their business in the name of the Borrower and that any agreements between the Borrower and its affiliates relating to such services are on commercially reasonable terms similar to those of an arm’s-length transaction; (ii) transferring all gross revenue, whether cash, cash equivalents or similar assets, to Sun, SCOLP or any other affiliate after collection thereof and depositing such revenue in the operating bank account maintained for the Property, provided, however, that Borrower shall employ accounting practices sufficient to segregate Borrower's funds from the funds of its affiliates and that such transfer of revenue shall not be permitted if it creates a situation in which Borrower is in violation of Section 1.32(g); (iii) having Sun, SCOLP or any affiliate pay all payables, debts and other liabilities arising from or in connection with the operation of the Property from commingled funds, provided, however, that such payment by Sun, SCOLP or any other affiliate shall not create an obligation on behalf of Borrower to repay such affiliate, whether such obligation is evidenced in writing or otherwise; (iv) using ancillary assets in connection with the operation of the Property held in the name of Sun, SCOLP or any affiliates, such as vehicles and office and maintenance equipment, provided, however, Borrower's use of such equipment shall not obligate Borrower to pay such affiliate entity any consideration other than commercially reasonable usage fees on terms similar to those of an arm's-length transaction; (v) treating the Property for all purposes as part of and within the portfolio of manufactured housing communities owned by SCOLP or any affiliate, including for marketing, promotion and providing information and reports to the public or as required by any and all applicable statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of governmental authorities affecting the Borrower, its affiliates or the Property, provided, however, the Property shall at all times be owned only by Borrower and shall be so reflected on all financial reports or similar information and such ownership by Borrower shall be clarified and verified by Borrower upon request; and (vi) allocating general overhead and administrative costs incurred by Sun, SCOLP and/or other affiliates to the Borrower in a fair and equitable manner; provided, however, that such allocation shall not be permitted if it creates a situation in which Borrower is in violation of Section 1.32(g).

1.33       Litigation. Borrower will give prompt written notice to Lender and any Servicer of any litigation or governmental proceedings pending or threatened (in writing) against Borrower which might have a Material Adverse Effect.

1.34	ERISA.

(a)          Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Notes, this Security Deed or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b)          Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of this Security Deed, as requested by Lender in its sole discretion, that (i) Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

(x)          Equity interests in Borrower are publicly offered securities within the meaning of 29 C.F.R. Section 2510.3-101(b)(2) as amended from time to time or any successor provision;

(y)          Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2) as amended from time to time or any successor provision; or

(z)          Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) as amended from time to time or any successor provision or (e) or an investment company registered under the Investment Company Act of 1940.

(c)          BORROWER SHALL INDEMNIFY LENDER AND DEFEND AND HOLD LENDER HARMLESS FROM AND AGAINST ALL CIVIL PENALTIES, EXCISE TAXES, OR OTHER LOSS, COST DAMAGE AND EXPENSE (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS AND COSTS INCURRED IN THE INVESTIGATION, DEFENSE AND SETTLEMENT OF CLAIMS AND LOSSES INCURRED IN CORRECTING ANY PROHIBITED TRANSACTION OR IN THE SALE OF A PROHIBITED LOAN, AND IN OBTAINING ANY INDIVIDUAL PROHIBITED TRANSACTION EXEMPTION UNDER ERISA THAT MAY BE REQUIRED, IN LENDER'S SOLE DISCRETION) THAT LENDER MAY INCUR, DIRECTLY OR INDIRECTLY, AS A RESULT OF A DEFAULT UNDER THIS SECTION. THIS INDEMNITY SHALL SURVIVE ANY TERMINATION, SATISFACTION OR FORECLOSURE OF THIS SECURITY DEED.

1.35	Defeasance.

(a)          Notwithstanding anything to the contrary contained in the Countryside Lake Lanier Note, this Security Deed or the other Loan Documents, at any time after the date which (i) is two years after the "startup day," within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the "Code"), of a "real estate mortgage investment conduit," (a "REMIC") within the meaning of Section 860D of the Code in connection with a Secondary Market Transaction, that holds the

Countryside Lake Lanier Note and this Security Deed or (ii) is four years after the date hereof, whichever shall first occur, and provided (unless Lender shall otherwise consent, in its sole discretion) no default or Event of Default has occurred and is continuing hereunder or under any of the other Loan Documents, Borrower shall have the right to obtain the release of the Property from the lien of this Security Deed and the other Loan Documents (the "Defeasance") upon the satisfaction of each of the following conditions precedent:

(i)           not less than thirty (30) days' prior written notice to Lender specifying a regular Payment Date under the Countryside Lake Lanier Note (the "Defeasance Election Date") on which the Defeasance Deposit (hereinafter defined) is to be made;

(ii)          the remittance to Lender on the related Defeasance Election Date of interest accrued and unpaid on the outstanding principal amount of the Countryside Lake Lanier Note to and including the Defeasance Election Date and the scheduled amortization payment due on such Defeasance Election Date, together with all other amounts then due and payable with respect to the Countryside Lake Lanier Loan;

(iii)        the irrevocable deposit with Lender of an amount (the "Defeasance Deposit") of non-callable U.S. Government Securities (hereinafter defined) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, cash in an amount sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to Lender, to pay and discharge the Scheduled Defeasance Payments (hereinafter defined);

(iv)         the delivery on or prior to the Defeasance Election Date to Lender of:

(A)         a security agreement, in form and substance satisfactory to Lender, creating a first priority lien on the Defeasance Deposit (the "Defeasance Security Agreement"), which Defeasance Security Agreement shall be included within the definition of "Security Deed" for purposes of each Loan Document from and after the date of its execution;

(B)         a release of the Property from this Security Deed, the Countryside Lake Lanier Assignment and any UCC Financing Statements relating thereto (for execution by Lender) in a form appropriate for cancellation of such documents in the jurisdiction in which the Property is located (and in the case of a partial defeasance, a release of Lender's interest in the Property, if any, under the Other Loans);

(C)         a certificate of an authorized representative of Borrower certifying that the requirements set forth in this subparagraph (a) have been satisfied;

(D)         an opinion of counsel for Borrower in form and substance satisfactory to Lender to the effect that the Lender has a perfected first priority security interest in the Defeasance Deposit;

(E)          an opinion of counsel for Lender, prepared and delivered by the Servicer at Borrower's reasonable expense, stating that the trust formed as a REMIC in connection with any Secondary Market Transaction will not fail to maintain its status as a REMIC as a result of such Defeasance;

(F)          evidence in writing from the applicable Rating Agencies to the effect that the collateral substitution will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance for any securities issued in connection with the Secondary Market Transaction which are then outstanding; and

(G)         such other certificates, documents or instruments as Lender may reasonably request (including, but not limited to any documents required by any Rating Agency in connection with a Secondary Market Transaction); and

(v)          the payment by Borrower to Lender of all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred or anticipated to be incurred by Lender in connection with the release of the Property from the lien of this Security Deed and the other Loan Documents pursuant to this Section 1.35 including, without limitation, Lender's determination of whether Borrower has satisfied all of the related conditions and requirements set forth in this Section 1.35; and

(vi)         subject to the terms of Section 1.35(d) hereinbelow, a contemporaneous Defeasance election must be undertaken and completed pursuant to the terms of all of the Deeds of Trust and all of the Related Properties.

(b)          Upon compliance with the requirements of subparagraph (a) above, the Property shall be released from the lien of this Security Deed, the Countryside Lake Lanier Assignment and any UCC Financing Statements related thereto, the obligations hereunder and under the other Loan Documents with respect to the Property shall no longer be applicable and the Defeasance Deposit shall be the sole source of collateral securing the Countryside Lake Lanier Note. Lender shall apply the Defeasance Deposit and the payments received therefrom to the payment of all scheduled principal and interest payments due on all successive Payment Dates under the Countryside Lake Lanier Note after the Defeasance Election Date, including full payment due on the Countryside Lake Lanier Note on the Lockout Expiration Date (as defined in the Countryside Lake Lanier Note) (the "Scheduled Defeasance Payments"). Borrower, pursuant to the Defeasance Security Agreement or other appropriate document, shall direct that the payments received from the Defeasance Deposit shall be made directly to Lender and applied to satisfy the obligations of Borrower under the Countryside Lake Lanier Note. In connection with such release, Borrower shall establish or designate a single-purpose, bankruptcy-remote successor entity acceptable to Lender (the "Successor Trustor"), with respect to which a non-consolidation opinion satisfactory in form and substance to Lender has been delivered to

Lender (if such a non-consolidation opinion was required of Borrower in connection with the origination of the indebtedness secured hereby) in which case Borrower shall transfer and assign to the Successor Trustor all obligations, rights and duties under the Countryside Lake Lanier Note and the Defeasance Security Agreement, together with the pledged Defeasance Deposit. The Successor Trustor shall assume the obligations of Borrower under the Countryside Lake Lanier Note and the Defeasance Security Agreement, and Borrower shall be relieved of its obligations hereunder and thereunder. Borrower shall pay One Thousand and No/100 Dollars ($1,000.00) to the Successor Trustor as consideration for assuming such Borrower obligations.

(c)          As used herein, the term "U.S. Government Securities" shall mean non-callable, fixed rate securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or (b) listed under paragraphs 1, 2 or 3 in Standard & Poor's Eligible Investment Criteria for AAA Rated Structured Transactions as amended.

(d)          Notwithstanding the requirements of Section 1.35(a)(vi) hereinabove, Borrower shall be entitled to undertake a Defeasance transaction solely with respect to the Property and the Countryside Lake Lanier Note and not with respect to all of the Related Properties and all of the Loans (a "Partial Defeasance") upon satisfaction of the following additional requirements:

(i)           the loan-to-value ratio (the "Partial Defeasance LTV") of the then remaining collective principal balance of the Loans (excluding the Countryside Lake Lanier Loan) to the appraised value of the Related Properties (excluding the Property) shall not exceed eighty percent (80%);

(ii)          the collective debt service coverage ratio (the "Partial Defeasance DSCR") for the Loans (excluding the Countryside Lake Lanier Loan) and the Related Properties (excluding the Property) shall not be less than 1.20:1;

(iii)        Borrower establishes an additional Reserve with Lender (the "Partial Defeasance Reserve") in an amount equal to ten percent (10%) of the Countryside Lake Lanier Loan Amount, which Partial Defeasance Reserve shall serve as additional collateral for the Loans (excluding the Countryside Lake Lanier Loan), provided, however that the Partial Defeasance Reserve shall not be required to the extent that the following requirements are satisfied as of the date of such Partial Defeasance: (1) the Partial Defeasance LTV is seventy percent (70%) or lower; and (2) the Partial Defeasance DSCR is 1.30:1 or higher;

In lieu of the cash deposit into the Partial Defeasance Reserve, Borrower shall be entitled to provide Lender with a freely assignable (together with the other Loan Documents in relation to a Secondary Market Transaction) unconditional and irrevocable Letter of Credit (as the same may be subsequently replaced as described below, "Letter of Credit") in the amount of the required deposit into the Partial Defeasance Reserve and issued by a financial institution with a Standard & Poors rating of "AA" or better and otherwise acceptable to Lender as to form and content. The Letter of Credit shall be held by Lender as additional security for the Loans (excluding the Countryside Lake Lanier Loan). The Letter of Credit (and any replacement or substitution therefor) shall be replaced by a new substitute letter of credit satisfying all of the requirements described above on or before thirty (30) days prior to its expiry and, failing such timely replacement, may be drawn upon by Lender with such funds being deposited into the Partial Defeasance Reserve and handled and/or disbursed in accordance with the terms therefor. To the extent Borrower should timely satisfy each of the Disbursement Conditions and be otherwise entitled to a full disbursement of the Partial Defeasance Reserve pursuant to the provisions hereinabove, Lender shall release the Letter of Credit to Borrower. To the extent Lender should assign this Security Deed or the other Loan Documents, Borrower shall cause the Letter of Credit to be effectively assigned to the assignee of such Loan Documents or shall cause the letter of Credit to be reissued to such assignee all within ten (10) business days' request of Lender for Borrower to do so. All expenses whatsoever for the assignment or reissuance of such Letter of Credit shall be paid by Borrower. Any such assignment or reissuance must be undertaken in the form and pursuant to an arrangement acceptable to Lender, in Lender's sole discretion and otherwise consistent with the terms of this subparagraph. To the extent Borrower should fail to timely cause the Letter of Credit to be renewed or assigned as required herein, Lender (or is successor) may, but shall not be obligated to, drawn upon the Letter of Credit and deposit the cash proceeds therefrom into the Partial Defeasance Reserve. If the provider of the Letter of Credit: (1) becomes insolvent, (2) commences or is the target of a proceeding in bankruptcy, (3) ceases to exist, (4) is subject to a downgrade of its rating below that specified above or (5) if Lender determines that the provider's insolvency is imminent, Borrower will deliver to Lender a replacement Letter of Credit satisfying all of the requirements described above within five (5) business days of the date the insolvency is known, the proceeding in bankruptcy is filed, the cessation occurs, the rating downgrade occurs or Lender gives Borrower notice that Lender has determined the provider's insolvency is imminent. The Letter of Credit is solely for the protection of Lender and entails no responsibility on Lender's part beyond application of the funds drawn thereunder in accordance with the terms hereof. If there is a default under the Loan Documents which is not cured within any applicable grace or cure period, Lender (or its successor) may, but shall not be obligated to, draw upon the Letter of Credit and deposit such funds into the Partial Defeasance Reserve.

(iv)         to the extent property management with respect to the Property is being undertaken prior to any Partial Defeasance on a shared basis with any of the other Related Properties (either shared as to facility, personnel or in any other manner whatsoever) Lender shall be entitled to require, as a condition to its approval of any such Partial Defeasance, Borrower's establishment of an independent property management function with respect to the Property and any relevant Related Property; and

(v)          all other conditions of this Section 1.35 not expressly contradicted by this subsection (d) shall be fully satisfied.

1.36       Anti-Terrorism and Money Laundering Legislation. Borrower hereby represents and warrants to, and covenants with, Lender, as of the date hereof and until such time as the secured indebtedness shall have been paid in full, including after giving effect to any Sale permitted pursuant to Section 1.13(b) hereof, as follows:

(a)          None of Borrower, any guarantor or indemnitor of any of the Loans or other obligations under the Loan Documents, or any principal of any of them, or any of their respective direct or indirect constituents or affiliates, any of their respective officers or directors (including officers or directors of any such constituents or affiliates), and any of their respective brokers, investors or other agents acting or benefiting in any capacity in connection with the Loans, is a Prohibited Person (as defined below).

(b)          None of Borrower, any guarantor or indemnitor of any of the Loans or other obligations under the Loan Documents, or any principal of any of them, or any of their respective direct or indirect constituents or affiliates, any of their respective officers or directors (including officers or directors of any such constituents or affiliates) (i) to Borrower's knowledge after due inquiry, has conducted or will conduct any business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) to Borrower's knowledge after due inquiry, has dealt or will deal in, or otherwise has engaged or will engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order (as defined below); or (iii) has engaged or will engage in or has conspired or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the requirements or prohibitions set forth in the Executive Order or the PATRIOT Act (as defined below).

(c)          To Borrower's knowledge after due inquiry, none of Borrower's or any of such aforesaid guarantor's, indemnitor's or any principal's respective brokers, investors or other agents acting in any capacity in connection with the Property or Loans (i) has conducted or will conduct any business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) has dealt or will deal in, or otherwise has engaged or will engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) has engaged or will engage in or has conspired or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the requirements or prohibitions set forth in the Executive Order or the PATRIOT Act.

(d)          Borrower has implemented procedures to ensure that no person who now or hereafter owns a direct or indirect interest in Borrower or any guarantor of the Loans is a Prohibited Person.

(e)          To the best of Borrower's knowledge, as of the date hereof, no tenant at the Property currently is a Prohibited Person and Borrower will direct the manager of the Property to promptly implement procedures, approved by Borrower, to ensure that no future commercial tenant at the Property is a Prohibited Person.

(f)           Borrower covenants and agrees to deliver to Lender any certification or other evidence requested from time to time by Lender in its sole discretion, confirming Borrower's compliance with this Section 1.36.

(g)          Borrower represents and warrants that Borrower and any of such aforesaid guarantor, indemnitor and principal, and all of their respective affiliates (including any officers and directors of any of the foregoing) are in full compliance with all applicable orders, rules and regulations issued by, and recommendations of, the U.S. Department of the Treasury and OFAC (as defined below) pursuant to IEEPA (as defined below), the PATRIOT Act, other legal requirements relating to money laundering or terrorism and any executive orders related thereto.

(h)          Borrower is advised that, by law, Lender may be obligated to "freeze its account" or any account of its investors, either by prohibiting additional funds, declining any withdrawal, redemption, or transfer request(s) and/or segregating assets in compliance with governmental regulations, and Lender may also be required to report such action to governmental or regulatory authorities, including OFAC.

(i)           Borrower has established and maintains an anti-money laundering and/or terrorism program and/or procedures in accordance with all applicable laws, rules and regulations of its own jurisdiction including, without limitation, where applicable, the PATRIOT Act. Borrower further covenants that it will adopt appropriate policies, procedures and internal controls to be fully compliant with any additional laws, rules or regulations relating to money laundering and/or terrorism, including the PATRIOT Act, to which it may become subject.

(j)           Borrower has taken appropriate due diligence efforts to know each investor, including whether the investor is a Prohibited Person. Borrower has taken appropriate due diligence efforts to know if any investor is a "Senior Foreign Political Figure" (as defined in the PATRIOT Act) and, to the extent that any investor is a Senior Foreign Political Figure, has disclosed such information to Lender.

(k)          Borrower will notify or report unusual or suspicious activity in accordance with the laws or requirements of its own jurisdiction including, where applicable, the PATRIOT Act.

(l)           Borrower applies, and will continue to apply, its anti-money laundering program and/or procedures to all investors, and will take appropriate steps in accordance with the laws of its own jurisdiction to ensure that all required relevant documentation is retained, including identification relating to those investors.

(m)         Borrower does not believe, and after appropriate due diligence, has no reason to believe, that any of its investors is a "Prohibited Foreign Shell Bank" (as defined in the PATRIOT Act), or is named on any available lists of known or suspected terrorists, terrorist organizations or of other sanctioned persons issued by the United States government and/or the government(s) of any jurisdiction(s) in which Borrower is doing business.

(n)          Borrower has taken appropriate due diligence efforts to know the person or entity from whom Borrower acquired the Property, including whether such person or entity is a Prohibited Person or an immediate family member or close associate of a Prohibited Person.

(o)          Borrower does not believe, and after appropriate due diligence, has no reason to believe, that the person or entity from whom Borrower acquired the Property is a Prohibited Foreign Shell Bank, or is named on any available lists of known or suspected terrorists, terrorist organizations or of other sanctioned persons issued by the United States government and/or the government(s) of any jurisdiction(s) in which Borrower is doing business.

(p)          Each of Borrower and each of the aforesaid guarantor, indemnitor and principal has adopted reasonable procedures in accordance with applicable law as of the date hereof designed to elicit information that substantiates the statements contained in this Section 1.36.

(q)          Borrower will advise Lender immediately of any material change that would affect the representations, covenants and warranties provided in this Section 1.36.

(r)           As used herein, the following terms shall have the meaning so specified below:

"IEEPA" shall mean the International Emergency Economic Power Act, 50 U.S.C. §1701 et seq.

"OFAC" shall mean the U.S. Department of Treasury's Office of Foreign Asset Control.

"PATRIOT Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56).

"Prohibited Person" shall mean any person, organization or entity:

(1)          listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the "Executive Order");

(2)          that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of the Executive Order;

(3)          with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering legal requirements, including the PATRIOT Act and the Executive Order;

(4)          that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order;

(5)          that is named as a "specifically designated national" or "blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website,

http://www.treas.gov/offices/eotffc/ofac/sdn, or at any replacement website or other replacement official publication of such list or is named on any other U.S. or foreign government or regulatory list maintained for the purpose of preventing terrorism, money laundering or similar activities;

(6)          that is covered by IEEPA, OFAC or any other law, regulation or executive order relating to the imposition of economic sanctions against any country, region or individual pursuant to United States law or United Nations resolution; or

(7)          that is an affiliate (including any principal, officer, immediate family member or close associate) of a person or entity described in one or more of clauses (1)-(6) of this definition of Prohibited Person.

•

EVENTS OF DEFAULT

2.1          Events of Default. The indebtedness secured hereby shall become immediately due and payable at the option of Lender upon the happening of any one or more of the following events of default (each, an "Event of Default"):

(a)          Borrower fails to (i) make any payment under the Notes when due, or (ii) timely make any regularly scheduled monthly deposit into a Reserve when due.

(b)          Borrower fails to punctually perform any other covenant, agreement, obligation, term or condition hereof which requires payment of any money to Lender (except those specified in Section 2.1(a) above) and such failure continues for ten (10) days after Lender's written notice to Borrower of such amount due (it being expressly agreed and understood that no notice or grace period whatsoever shall be applicable with respect to those items described in Section 2.1(a) hereinabove).

(c)          Borrower fails to provide insurance as required by Section 1.4 hereof or fails to perform any covenant, agreement obligation, term or condition set forth in Section 1.16 or Section 1.30 hereof.

(d)          Borrower fails to perform any other covenant, agreement, obligation, term or condition set forth herein other than those otherwise described in this Section 2.1 and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Lender to Borrower; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Borrower commences to cure such default promptly after receipt of notice thereof from Lender, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional ninety (90) days.

(e)          Any representation or warranty made herein, in or in connection with any application or commitment relating to any of the Loans or in any of the other Loan Documents to Lender by Borrower, by any principal, managing member or general partner in Borrower or by any indemnitor or guarantor under any indemnity or guaranty executed in connection with any of the Loans is determined by Lender to have been false or misleading in any material respect at the time made.

(f)           There shall be a sale, conveyance, disposition, alienation, hypothecation, leasing, assignment, pledge, mortgage, granting of a security interest in or other transfer or further encumbrancing of the Property, Borrower or its owners, or any portion thereof or any interest therein, in violation of Section 1.13 hereof.

(g)          A default occurs under any of the other Loan Documents which has not been cured within any applicable grace or cure period therein provided.

(h)          Borrower, the managing member of Borrower or SCOLP becomes insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors, shall file a petition in bankruptcy, shall voluntarily be adjudicated insolvent or bankrupt or shall admit in writing the inability to pay debts as they mature, shall petition or apply to any tribunal for or shall consent to or shall not contest the appointment of a receiver, trustee, custodian or similar officer for Borrower, for any such principal, general partner or managing member (as applicable) of Borrower or for any such indemnitor or guarantor or for a substantial part of the assets of Borrower, of any such principal, managing member or general partner of Borrower or of any such indemnitor or guarantor, or shall commence any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect.

(i)           An involuntary petition ("Petition") is filed or any case, proceeding or other action is commenced against Borrower, against the managing member of Borrower or against SCOLP seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction, whether now or hereafter in effect, or a court of competent jurisdiction enters an order for relief against Borrower, against any principal, managing member or general partner of Borrower or against any indemnitor or guarantor under any indemnity or guaranty executed in connection with any of the Loans as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Borrower, of any such principal, managing member or general partner of Borrower or of any such indemnitor or guarantor, a receiver, trustee, custodian or similar officer for Borrower, for any such principal, managing member or general partner of Borrower or for any such indemnitor or guarantor, or for any substantial part of any of the properties of Borrower, of any such principal, managing member or general partner of Borrower or of any such indemnitor or guarantor, and if any such event shall occur, such Petition, case, proceeding, action, order, judgment or decree shall not be dismissed within sixty (60) days after being commenced.

(j)           Borrower solicits or aids the solicitation of the filing of any Petition against Borrower including, without limitation: (i) providing information regarding the identity of creditors or the nature of creditors' claims to any third party unless compelled to do so by order of a court of competent jurisdiction or by regulation promulgated by a governmental agency, or (ii) paying the legal fees or expenses of any creditor of or interest holder in Borrower with respect to any matter whatsoever.

(k)          The Property or any part thereof shall be taken on execution or other process of law in any action against Borrower.

(l)	Borrower abandons all or a substantial portion of the Property.

(m)         The holder of any lien or security interest on the Property (without implying the consent of Lender to the existence or creation of any such lien or security interest), whether superior or subordinate to this Security Deed or any of the other Loan Documents, declares a default and such default is not cured within any applicable grace or cure period set forth in the applicable document or such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(n)          The Property, or any part thereof, is subjected to actual waste or to removal, demolition or material alteration so that the value of the Property is materially diminished thereby and Lender determines (in its subjective determination) that it is not adequately protected from any loss, damage or risk associated therewith.

(o)          Any dissolution, termination, partial or complete liquidation, merger or consolidation of Borrower, its managing member, except as permitted hereunder.

(p)          If any of the facts forming the basis of the assumptions set forth in the Non-Consolidation Opinion shall no longer be true and correct in all material respects, except as permitted hereunder.

•

REMEDIES

3.1          Remedies Available. If there shall occur an Event of Default, then this Security Deed is subject to foreclosure as provided by law and Lender may, at its option and by or through a trustee, nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently.

(a)          Acceleration. Accelerate the maturity date of the Notes and declare any or all of the indebtedness secured hereby to be immediately due and payable without any presentment, demand, protest, notice or action of any kind whatever (each of which is hereby expressly waived by Borrower), whereupon the same shall become immediately due and payable. Upon any such acceleration, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Notes and any applicable prepayment fee provided for in the Notes shall then be immediately due and payable.

(b)          Entry on the Property. Without in any way curing or waiving any default or Event of Default of Borrower, either in person, by agent or by court-appointed receiver, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Property, or any part thereof, in its own name, without force or with such force as is permitted by law and without notice or process or with such notice or process as is required by law unless such notice and process are waivable, in which case Borrower hereby waives such notice and process, and do any and all acts and perform any and all work which may be desirable or necessary in Lender's judgment to complete any unfinished construction on the Real Estate, to preserve and/or enhance the value, marketability or rentability of the Property, to increase the income therefrom, to manage and operate the Property or to protect the security hereof and all sums expended by Lender therefor, together with interest thereon at the Default Interest Rate, shall be immediately due and payable to Lender by Borrower on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Notes.

(c)          Collect Rents and Profits. With or without taking possession of the Property, sue for or otherwise collect the Rents and Profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees, upon any indebtedness secured hereby, all in such order as Lender in its discretion may determine.

(d)          Appointment of Receiver. Upon, or at any time prior or after, initiating the exercise of any power of sale, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application, ex parte, to a court of competent jurisdiction for appointment of a receiver for all or any part of the Property, as a matter of strict right and without notice to Borrower and without regard to the adequacy of the Property for the repayment of the indebtedness secured hereby or the solvency of Borrower or any person or persons liable for the payment of the indebtedness secured hereby, and Borrower does hereby irrevocably consent to such appointment, waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Lender, but nothing herein is to be construed to deprive Lender of any other right, remedy or privilege Lender may now have under the law to have a receiver appointed, provided, however, that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Lender to receive payment of the Rents and Profits pursuant to other terms and provisions of this Security Deed or the Countryside Lake Lanier Assignment. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in Section 3.3 below. Such receivership shall, at the option of Lender, continue until full payment of all of the indebtedness secured hereby or until title to the Property shall have passed by foreclosure sale under this Security Deed or deed in lieu of foreclosure.

(e)          Foreclosure. Immediately commence an action to foreclose this Security Deed or to specifically enforce its provisions or any of the indebtedness secured hereby, pursuant to the applicable statutes in such case and sell the Property or cause the Property to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of Lender.

In the event foreclosure proceedings are instituted by Lender, all expenses incident to such proceedings, including, but not limited to, attorneys' fees and costs, shall be paid by Borrower and secured by this Security Deed and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Notes. The secured indebtedness and all other obligations secured by this Security Deed, including, without limitation, interest at the Default Interest Rate, any prepayment charge, fee or premium required to be paid under the Notes in order to prepay principal (to the extent permitted by applicable law), reasonable attorneys' fees and any other amounts due and unpaid to Lender under the Loan Documents, may be bid by Lender in the event of a foreclosure sale hereunder.

(f)           Sale by Lender. The Lender, at its option, may sell, and is hereby authorized and empowered to sell, the Property or any part of the Property at one or more public sale or sales at the door of the Courthouse in the county where the Real Estate is located, to the highest bidder for cash, in order to pay the secured indebtedness and all expenses of sale and of all proceedings in connection therewith, including reasonable attorney's fees, in bar of the right and equity of redemption, homestead, and all other rights and exemptions of every kind, if any (including, without limitation, all rights under any appraisement, valuation, stay or extension laws and all rights to have the Property marshaled upon foreclosure hereof), which may now or hereafter exist, all of which are hereby expressly waived by Borrower, after first advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff's sales are advertised in the county where the Real Estate is located, all other notice being hereby waived by Borrower. At such public sale, Lender may execute and deliver to the purchaser a conveyance of the Property or any part of the Property in fee simple, and with full warranties of title, and to this end Borrower hereby constitutes and appoints Lender the agent and attorney-in-fact of Borrower to make such sale and conveyance, and thereby to divest Borrower of all right, title and equity that Borrower may have in and to the Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed, and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Borrower. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for the collection of this indebtedness secured hereby, and shall not be exhausted by one exercise thereof but may be exercised until full payment of all of the secured indebtedness. In the event of any sale under this Security Deed by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Property may be sold as an entirety or in separate parcels and in such manner or order as Lender in its discretion may elect, and, if Lender so elects, Lender may sell the personal property covered by this Security Deed concurrently with the real property covered hereby or at one or more separate sales in any manner permitted by any applicable Uniform Commercial Code, and one or more exercises of the powers herein granted shall not extinguish nor exhaust such powers, until the entire Property is sold or the secured indebtedness is paid in full. If the secured indebtedness is now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security instruments, Lender may at its option exhaust the remedies granted under any of said security either concurrently or independently, and in such order as Lender may determine in its discretion. Upon any foreclosure sale, Lender may bid for and purchase the Property and shall be entitled to apply all or any part of the secured indebtedness as a credit to the purchase price. In the event of any such foreclosure sale by Lender, Borrower shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over. In case Lender shall have proceeded to enforce any right, power, or remedy under this Security Deed by foreclosure, entry or otherwise or in the event advertising of the intended exercise of the sale under power provided hereunder is commenced, and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, then in every such case (i) Borrower and Lender shall be restored to their former positions and rights, (ii) all rights, powers and remedies of Lender shall continue as if no such proceeding had been taken, (iii) each and every Event of Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall be deemed to be a continuing Event of Default, and (iv) neither this Security Deed, nor the Countryside Lake Lanier Note, nor the secured indebtedness, nor any other Loan Document shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment; and Borrower hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with this sentence.

(g)          Judicial Remedies. Proceed by suit or suits, at law or in equity, instituted by Lender, to enforce the payment of the indebtedness secured hereby or the other obligations of Borrower hereunder or pursuant to the Loan Documents, to foreclose the liens and security interests of this Security Deed as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction. In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Lender or its assigns may become the purchaser of the Property. This remedy shall be cumulative of any other non-judicial remedies available to the Lender with respect to the Loan Documents. Proceeding with the request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available non-judicial remedy of the Lender.

(h)          Other. Exercise any other right or remedy available hereunder, under any of the other Loan Documents or at law or in equity.

3.2          Application of Proceeds. To the fullest extent permitted by law, the proceeds of any sale under this Security Deed shall be applied to the extent funds are so available to the following items in such order as Lender in its discretion may determine:

(a)          To payment of the costs, expenses and fees of taking possession of the Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Lender's right and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers' fees, court costs, attorneys', accountants', appraisers', auctioneers', managers' and other professional fees, title charges and transfer taxes.

(b)          To payment of all sums expended by Lender under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Interest Rate.

(c)          To payment of the secured indebtedness and all other obligations secured by this Security Deed, including, without limitation, interest at the Default Interest Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Notes in order to prepay principal, in any order that Lender chooses in its sole discretion.

(d)          The remainder, if any, of such funds shall be disbursed to Borrower or to the person or persons legally entitled thereto.

3.3          Right and Authority of Receiver or Lender in the Event of Default; Power of Attorney. Upon the occurrence of an Event of Default, and entry upon the Property pursuant to Section 3.1(b) hereof or appointment of a receiver pursuant to Section 3.1(d) hereof, and under such terms and conditions as may be prudent and reasonable under the circumstances in Lender's or the receiver's sole discretion, all at Borrower's expense, Lender or said receiver, or such other persons or entities as they shall hire, direct or engage, as the case may be, may do or permit one or more of the following, successively or concurrently: (a) enter upon and take possession and control of any and all of the Property; (b) take and maintain possession of all documents, books, records, papers and accounts relating to the Property; (c) exclude Borrower and its agents, servants and employees wholly from the Property; (d) manage and operate the Property; (e) preserve and maintain the Property; (f) make repairs and alterations to the Property; (g) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Lender may in its sole discretion deem appropriate or desirable to place the Property in such condition as will, in Lender's sole discretion, make it or any part thereof readily marketable or rentable; (h) conduct a marketing or leasing program with respect to the Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Property under such terms and conditions as Lender may in its sole discretion deem appropriate or desirable; (i) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Lender may in its sole discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted; (j) execute and deliver, in the name of Lender as attorney-in-fact and agent of Borrower or in its own name as Lender, such documents and instruments as are necessary or appropriate to consummate authorized transactions; (k) enter into such Leases, whether of real or personal property, or tenancy agreements, under such terms and conditions as Lender may in its sole discretion deem appropriate or desirable; (l) collect and receive the Rents and Profits from the Property; (m) eject tenants or repossess personal property, as provided by law, for breaches of the conditions of their Leases or other agreements; (n) sue for unpaid Rents and Profits, payments, income or proceeds in the name of Borrower or Lender; (o) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent; (p) compromise or give acquittance for Rents and Profits, payments, income or proceeds that may become due; (q) delegate or assign any and all rights and powers given to Lender by this Security Deed; and (r) do any acts which Lender in its sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Lender may in its sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Security Deed. This Security Deed shall constitute a direction to and full authority to any lessee, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Borrower or Lender, at the request of Lender, to pay all amounts owing under any Lease, contract, concession, license or other agreement to Lender without proof of the Event of Default or other default relied upon. Any such lessee or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Borrower in so doing) any request, notice or demand by Lender for the payment to Lender of any Rents and Profits or other sums which may be or thereafter become due under its Lease, contract, concession, license or other agreement, or for the performance of any undertakings under any such Lease, contract, concession, license or other agreement, and shall have no right or duty to inquire whether any Event of Default or other default under this Security Deed or under any of the other Loan Documents has actually occurred or is then existing. Borrower hereby constitutes and appoints Lender, its assignees, successors, transferees and nominees, as Borrower's true and lawful attorney-in-fact and agent, with full power of substitution in the Property, in Borrower's name, place and stead, to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any indebtedness secured hereby is outstanding. Any money advanced by Lender in connection with any action taken under this Section 3.3, together with interest thereon at the Default Interest Rate from the date of making such advancement by Lender until actually paid by Borrower, shall be a demand obligation owing by Borrower to Lender and shall be secured by this Security Deed and by every other instrument securing the secured indebtedness.

3.4          Occupancy After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, Borrower or Borrower's representatives, successors or assigns, or any other persons claiming any interest in the Property by, through or under Borrower (except tenants of space in the Improvements subject to Leases entered into prior to the date hereof), are occupying or using the Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Lender or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Property occupied or used, such rental to be due daily to the purchaser. Further, to the extent permitted by applicable law, in the event the tenant fails to surrender possession of the Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Property in the appropriate court of the county in which the Real Estate is located.

3.5          Notice to Account Debtors. Lender may, at any time after an Event of Default, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness to Borrower included in the Property to pay Lender directly. Borrower shall at any time or from time to time upon the request of Lender provide to Lender a current list of all such account debtors and obligors and their addresses.

3.6          Cumulative Remedies. All remedies contained in this Security Deed are cumulative and Lender shall also have all other remedies provided at law and in equity or in any other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Lender and may be exercised in any order and as often as occasion therefor shall arise. No act of Lender shall be construed as an election to proceed under any particular provisions of this Security Deed to the exclusion of any other provision of this Security Deed or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Lender. No delay or failure by Lender to exercise any right or remedy under this Security Deed shall be construed to be a waiver of that right or remedy or of any Event of Default or other default hereunder. Lender may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.

3.7          Payment of Expenses. Borrower shall pay on demand all of Lender's expenses reasonably incurred in any efforts to enforce any terms of this Security Deed, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, reasonable legal fees and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date incurred by Lender until actually paid by Borrower at the Default Interest Rate, and the same shall be secured by this Security Deed and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Notes.

•

MISCELLANEOUS TERMS AND CONDITIONS

4.1          Time of Essence. Time is of the essence with respect to all provisions of this Security Deed.

4.2          Release of Security Deed. If and when Borrower has paid all of the secured indebtedness as the same becomes due and payable, or there is a Defeasance regarding the lien of this Security Deed in accordance with, and in satisfaction of, the provisions of Section 1.35 of this Security Deed, then, and in such event only, this Security Deed shall be canceled of record by Lender, which cancellation shall be effected by Lender in due form at Borrower's cost. Borrower shall be responsible for the recordation of such release and payment of any recordation costs associated therewith.

4.3          Certain Rights of Lender. Without affecting Borrower's liability for the payment of any of the indebtedness secured hereby, Lender may from time to time and without notice to Borrower: (a) release any person liable for the payment of the indebtedness secured hereby; (b) extend or modify the terms of payment of the indebtedness secured hereby; (c) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the indebtedness secured hereby; (d) recover any part of the Property; (e) consent in writing to the making of any subdivision map or plat thereof; (f) join in granting any easement therein; or (g) join in any extension agreement of this Security Deed or any agreement subordinating the lien hereof.

4.4          Notices. Any notice, report, demand, request or other instrument authorized or required to be given or furnished hereunder, under any of the other Loan Documents or as required by law shall be in writing and shall be given as follows: (a) by hand delivery; (b) by deposit in the United States mail as first class certified mail, return receipt requested, postage paid; (c) by expedited, prepaid, nationwide courier service, either commercial or United States Postal Service, with proof of actual or attempted delivery; or (d) by telecopy transmission (other than for notices of default) with a confirmation copy to be delivered by duplicate notice in accordance with any of clauses (a)-(c) above, in each case, addressed to the intended addressee at its address set forth on the first page of this Security Deed or at such other address as may be designated by such party as herein provided. Any party may change the address to which any such notice is to be delivered to any other address within the United States of America, by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Section 4.4. All notices, demands and requests shall be effective upon personal delivery, or one (1) Business Day after being deposited with the private courier service, or two (2) Business Days after being deposited in the United States mail as required above. The inability to deliver notices because of a changed address of which no notice was given, or rejection or refusal to accept any notice offered for delivery shall be deemed to be receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept delivery. Notice for either party may be given by its respective counsel. Additionally, notice from Lender may also be given by the Servicer.

4.5          Successors and Assigns. The terms, provisions, indemnities, covenants and conditions hereof shall be binding upon Borrower and the successors and assigns of Borrower, including all successors in interest in and to all or any part of the Property, and shall inure to the benefit of Lender, and its successors and assigns and shall constitute covenants running with the land. If Borrower consists of more than one person or entity, each will be jointly and severally liable to perform the obligations of Borrower.

4.6          Severability. If any provision under this Security Deed or the application thereof to any entity, person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Security Deed and the application of the provisions hereof to other entities, persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

4.7          General Interpretative Principles. Within this Security Deed, words of any gender shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires.

4.8          Waiver; Discontinuance of Proceedings. Lender may waive any single Event of Default or other default hereunder by Borrower hereunder without waiving any other prior or subsequent Event of Default or other default hereunder, and may remedy any Event of Default or other default hereunder by Borrower hereunder without waiving the Event of Default or other default hereunder remedied. Neither the failure or delay by Lender in exercising, any right, power or remedy upon any Event of Default or other default hereunder by Borrower shall be construed as a waiver of such Event of Default or other default hereunder or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Lender of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to nor demand on Borrower in any case shall of itself entitle Borrower to any other or further notice or demand in similar or other circumstances. Acceptance by Lender of any payment in an amount less than the amount then due on any of the secured indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of an Event of Default or other default hereunder.

4.9          Section Headings. The headings of the sections and paragraphs of this Security Deed are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

4.10       GOVERNING LAW. THIS SECURITY DEED WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, PROVIDED THAT TO THE EXTENT THAT ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, IN WHICH CASE SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING.

4.11       Counting of Days. The term "days" when used herein shall mean calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Real Estate is located, the period shall be deemed to end on the next succeeding Business Day; provided, however, that in the case of payments due by Borrower to Lender on a Saturday, Sunday or holiday (e.g., monthly deposits into Reserves, payments on the Notes, etc.) such payments shall be deemed due on the immediately preceding Business Day. The term "business day" or "Business Day" when used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York are authorized by law to be closed.

4.12       Application of the Proceeds of the Notes. To the extent that proceeds of the Notes are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Lender at Borrower's request and Lender shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.

4.13       Unsecured Portion of Indebtedness. If any part of the secured indebtedness cannot be lawfully secured by this Security Deed or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by this Security Deed.

4.14       Cross Default. A default hereunder which has not been cured within any applicable grace or cure period shall be a default under each of the other Loan Documents.

4.15       Interest After Sale. In the event the Property or any part thereof shall be sold upon foreclosure as provided hereunder, to the extent permitted by law, the sum for which the same shall have been sold shall, for purposes of redemption (if applicable, pursuant to the laws of the state in which the Property is located), bear interest at the Default Interest Rate.

4.16       Construction of this Document. This document may be construed as a mortgage, security deed, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of the foregoing, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements herein set forth.

4.17       No Merger. It is the desire and intention of the parties hereto that this Security Deed and the lien hereof shall not merge in fee simple title to the Property.

4.18       Rights With Respect to Junior Encumbrances. Any person or entity purporting to have or to take a junior mortgage or other lien upon the Property or any interest therein shall be subject to the rights of Lender to amend, modify, increase, vary, alter or supplement this Security Deed, the Notes or any of the other Loan Documents and to extend the maturity date of the indebtedness secured hereby and to increase the amount of the indebtedness secured hereby and to waive or forebear the exercise of any of its rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the indebtedness secured hereby, in each and every case without obtaining the consent of the holder of such junior lien and without the lien or security interest of this Security Deed losing its priority over the rights of any such junior lien.

4.19       Lender May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower or the principals or general partners in Borrower, or their respective creditors or property, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceedings for the entire secured indebtedness at the date of the institution of such proceedings and for any additional amount which may become due and payable by Borrower hereunder after such date.

4.20       After-Acquired Property. All property acquired by Borrower after the date of this Security Deed which by the terms of this Security Deed shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Borrower and without further deed, mortgage, conveyance or assignment become subject to the lien and security interest created by this Security Deed.

4.21       No Representation. By accepting delivery of any item required to be observed, performed or fulfilled or to be given to Lender pursuant to the Loan Documents, including, but not limited to, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Lender.

4.22       Counterparts. This Security Deed may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.

4.23       Personal Liability. Notwithstanding anything to the contrary contained in this Security Deed, the liability of Borrower for the indebtedness secured hereby and for the performance of the other agreements, covenants and obligations contained herein and in the Loan Documents shall be limited as set forth in Section 1.05 of the Notes; provided, however, that nothing herein shall be deemed to be a waiver of any right which Lender may have under

Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the indebtedness secured hereby or to require that all collateral shall continue to secure all indebtedness owing to Lender in accordance with the Notes, this Security Deed and the other Loan Documents.

4.24       Recording and Filing. Borrower will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and re-filed in such manner and in such places as Lender shall reasonably request, and will pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges. Borrower shall reimburse Lender, or its servicing agent, for the costs incurred in obtaining a tax service company to verify the status of payment of taxes and assessments on the Property.

4.25       Entire Agreement and Modifications. This Security Deed and the other Loan Documents contain the entire agreements between the parties and supersede any prior agreements (oral or written), and may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted.

4.26       Maximum Interest. The provisions of this Security Deed and of all agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Notes or otherwise, shall the amount paid, or agreed to be paid ("Interest"), to Lender for the use, forbearance or retention of the money loaned under the Notes exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under the Notes in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, and not to the payment of Interest. All Interest (including any amounts or payments judicially or otherwise under law deemed to be Interest) contracted for, charged, taken, reserved, paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Notes, including any extensions and renewals thereof until payment in full of the principal balance of the Notes so that the Interest thereon for such full term will not exceed at any time the maximum amount permitted by applicable law. This Section will control all agreements between Borrower and Lender.

4.27       Application of Default Interest Rate Not a Waiver. Application of the Default Interest Rate shall not be deemed to constitute a waiver of any Event of Default or other default or any rights or remedies of Lender under this Security Deed, any other Loan Document or applicable legal requirements, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Interest Rate may be invoked.

4.28       Interest Payable by Lender. Lender shall cause funds in the Partial Defeasance Reserve and the Replacement Reserve (the "Funds") to be deposited into interest bearing accounts of the type customarily maintained by Lender or its servicing agent for the investment of similar reserves, which accounts may not yield the highest interest rate then available. The Funds shall be held in an account in Lender's name (or such other account name as Lender may elect) at a financial institution or other depository selected by Lender (or its Servicer) in its sole discretion (collectively, the "Depository Institution"). Borrower shall earn no more than an amount of interest on the Funds equal to an amount determined by applying to the average monthly balance of such Funds the quoted interest rate for the Depository Institution's money market savings account, as such rate is determined from time to time (such allocated amount being referred to as "Borrower's Interest"). Lender or its Depository Institution shall be entitled to report under Borrower's Federal tax identification number, Borrower's Interest on the Funds. If the Depository Institution does not have an established money market savings account (or if an interest rate for such account cannot otherwise be determined in connection with the deposit of such Funds), a comparable interest rate quoted by the Depository Institution and acceptable to Lender (or its Servicer) in its reasonable discretion shall be used. The amount of Borrower's Interest allocated to Funds shall be added to the balance in the Partial Defeasance Reserve and the Replacement Reserve and shall be disbursed for payment of the items for which other Funds in the Partial Defeasance Reserve and the Replacement Reserve are to be disbursed. Notwithstanding the foregoing, to the extent the Property includes residential units, the Security Deposit Account shall bear interest, if required, pursuant to 68 P.S. § 250.511 which interest earnings shall be allocated to Borrower to the extent so required by law.

4.29       Further Stipulations. The additional covenants, agreements and provisions set forth in Exhibit B attached hereto, if any, shall be a part of this Security Deed and shall, in the event of any conflict between such further stipulations and any of the other provisions of this Security Deed, be deemed to control.

4.30       Relationship of the Parties. The relationship between Borrower and Lender is that of a borrower and a lender only and neither of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.

4.31       Fixture Filing. This Security Deed shall be effective from the date of its recording as a financing statement filed as a fixture filing with respect to all goods constituting part of the Property which are or are to become fixtures. The mailing address of Borrower and the address of Lender from which information concerning the security interests may be obtained are set forth in Section 1.22 above.

4.32         Sale of Notes and Securitization. At the request of the Lender and, to the extent not already required to be provided by Borrower under this Security Deed, Borrower shall use reasonable efforts to satisfy the market standards to which the Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transaction of rated single or multi-class securities (the "Securities") secured by or evidencing ownership interests in the Countryside Lake Lanier Note and this Security Deed, including, without limitation, to:

(a)          i) provide such financial and other information with respect to the Property, the Borrower, its partners, shareholders or members and the Manager; (ii) provide budgets relating to the Property; (iii) perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports and other due diligence investigations of the Property, as may be reasonably requested by the Lender or the Rating Agencies or as may be necessary or appropriate in connection with the Secondary Market Transaction; and (iv) make such representations and warranties as of the closing date of the Secondary Market Transaction with respect to the Property, Borrower and the Loan Documents as may be reasonably and specifically requested by the Lender or the Rating Agencies with respect to matters specifically identified by Lender, and consistent with the facts covered by such representations and warranties as they exist on the date thereof (collectively, the "Provided Information"), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to the Lender and the Rating Agencies; provided, however, such obligation does not create any obligation on the part of Borrower to update the effective date of any representations made by Borrower in connection with the origination of the Loan.

(b)          cause its counsel to render opinions, which may be relied upon by the Lender, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance, and true sale or any other opinion customary in securitization transactions with respect to the Property and Borrower and its affiliates, which counsel and opinions shall be reasonably satisfactory to the Lender and the Rating Agencies; and

(c)          execute such amendments to the Loan Documents and organizational documents; provided, however, that the Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity, application of payments or the amortization of principal set forth in the Countryside Lake Lanier Note; (ii) modify or amend any other term of the Countryside Lake Lanier Loan in a manner adverse to Borrower; or (iii) modify the manner in which Borrower and/or its affiliates operate the Property or conduct their business operations. Without limiting the foregoing, at Lender's request, Borrower shall cooperate in causing the Countryside Lake Lanier Note and this Security Deed to be split into two or more notes, parts or interests, in whatever proportion Lender deems appropriate, which may be in the form of pari passu interests, senior and junior interests, or other interests.

Borrower agrees to cooperate with Lender to facilitate any such action, the transfer or disposition of the Countryside Lake Lanier Loan, the rating of the Countryside Lake Lanier Loan or of a securitization in which the Countryside Lake Lanier Loan is included. Borrower's cooperation obligation shall continue until the Countryside Lake Lanier Loan has been repaid in full, and shall include, without limitation, all of the foregoing as each may be reasonably required from time to time by Lender, Servicer, or any Lender. For purposes hereof, a "Secondary Market Transaction" shall be (a) any sale or assignment of this Security Deed, the Notes and the other Loan Documents to one or more investors as a whole loan; (b) a participation of the Countryside Lake Lanier Loan to one or more investors; (c) any deposit of this Security Deed, the Notes and the other Loan Documents with a trust or other entity which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or other entity or similar securitization; (d) any other sale, assignment or transfer of the Countryside Lake Lanier Loan or any interest therein to one or more investors; or (e) any securitization of all or any portion of Lender's interest in the Countryside Lake Lanier Loan including a securitization where Lender causes the Countryside Lake Lanier Note and this Security Deed to be split into two or more notes, parts or interests, in whatever proportion Lender deems appropriate, which may be in the form of pari passu interests, senior and junior interests, or other interests, and thereafter sells, assigns, participates, syndicates or securitizes all or any part of either such severed or split note and deed of trust; provided, however, in the event any new promissory notes evidencing the Loan are prepared and executed in connection with such a splitting of the Countryside Lake Lanier Note, Lender shall promptly return the original Countryside Lake Lanier Note to Borrower. At any time during which the Countryside Lake Lanier Loan is an asset of a securitization or is otherwise an asset of any rated transaction, "Rating Agency" shall mean the rating agency or rating agencies that from time to time rate the Securities, certificates or other instruments issued in connection with such securitization or other transaction.

All costs and expenses incurred by Lender and/or Borrower in connection with Borrower's complying with requests made under this Section shall be paid by Lender.

In the event that the provisions of this Security Deed or any of the other Loan Documents require the receipt of written confirmation from each Rating Agency with respect to the ratings on the Securities, or, in accordance with the terms of the transaction documents relating to a Secondary Market Transaction, such a rating confirmation is required in order for the consent of the Lender to be given, the Lender shall pay all of the costs and expenses of the Lender, or its Servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency as a condition to the delivery of such confirmation. Nothing in this Section 5.32 shall result in an economic change in the transaction, impose any legal obligations on Borrower or restrict Borrower in any material way.

[No Further Text on this Page; Signature Page Follows]

IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Security Deed under seal to be effective as of the date set forth in the first paragraph hereof.

BORROWER:

Signed, sealed and delivered in the presence of:

_____________________________________
Unofficial Witness:_____________________

_____________________________________
Printed Name of Notary Public:
_____________________________________

          (NOTARIAL SEAL)

Date of Expiration: _____________________

SUN COUNTRYSIDE LAKE LANIER LLC,
a Michigan limited liability company

By:   SUN QRS COUNTRYSIDE MANAGER, INC., a Michigan corporation, its Manager

By:________________________ (SEAL)

Name: Jonathan M. Colman

Title:   Executive Vice President

EXHIBIT LIST

Exhibit A	-	Legal Description
Exhibit B	-	Additional Stipulations
Exhibit C	-	Description of Selected Loan Documents
Exhibit D	-	Disclosed Litigation

EXHIBIT A

LEGAL DESCRIPTION

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOTS NUMBER 156, 157, 170 AND 171, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A ½" REBAR FOUND AT THE INTERSECTION OF THE SOUTHWEST RIGHT OF WAY OF FRIENDSHIP ROAD (AKA PIRKLE ROAD) WITH THE NORTHWEST RIGHT OF WAY OF INTERSTATE 985 (STATE ROUTE 365); THENCE ALONG THE NORTHWESTERN RIGHT OF WAY OF INTERSTATE 985 (STATE ROUTE 365) SOUTH 16 DEGREES 28 MINUTES 41 SECONDS WEST A DISTANCE OF 70.67' TO A POINT; THENCE SOUTH 31 DEGREES 36 MINUTES 20 SECONDS WEST A DISTANCE OF 285.94' TO A ½" REBAR FOUND AND THE TRUE POINT OF BEGINNING; THENCE SOUTH WITH THE NORTHWESTERN RIGHT OF WAY OF INTERSTATE 985 (STATE ROUTE 365) SOUTH 31 DEGREES 36 MINUTES 20 SECONDS WEST A DISTANCE OF 66.54' (SOUTH 31 DEGREES 33 MINUTES 22 SECONDS WEST A DISTANCE OF 66.88' AS MEASURED) TO A ½' REBAR FOUND; THENCE SOUTH 31 DEGREES 38 MINUTES 55 SECONDS WEST A DISTANCE OF 53.76' (SOUTH 31 DEGREES 41 MINUTES 11 SECONDS WEST A DISTANCE OF 53.76’ AS MEASURED) TO A CONCRETE MONUMENT FOUND; THENCE SOUTH 28 DEGREES 02 MINUTES 10 SECONDS WEST A DISTANCE OF 514.20' (SOUTH 28 DEGREES 10 MINUTES 19 SECONDS WEST A DISTANCE OF 514.07' AS MEASURED) TO A CONCRETE MONUMENT FOUND;THENCE SOUTH 45 DEGREES 20 MINUTES 45 SECONDS WEST A DISTANCE OF 300.67' (SOUTH 45 DEGREES 13 MINUTES 55 SECONDS WEST A DISTANCE OF 300.32' AS MEASURED) TO A CONCRETE RIGHT OF WAY MONUMENT FOUND; THENCE SOUTH 40 DEGREES 53 MINUTES 43 SECONDS WEST A DISTANCE OF 900.06' (SOUTH 40 DEGREES 47 MINUTES 03 SECONDS WEST A DISTANCE OF 300.67' TO A CONCRETE MONUMENT FOUND; THENCE SOUTH 40 DEGREES 53 MINUTES 07 SECONDS WEST A DISTANCE OF 600.25' AS MEASURED) TO A CONCRETE MONUMENT FOUND; THENCE SOUTH 35 DEGREES 49 MINUTES 16 SECONDS WEST A DISTANCE OF 402.00' ( SOUTH 36 DEGREES 01 MINUTES 25 SECONDS WEST A DISTANCE OF 401.81' AS MEASURED) TO A CONCRETE RIGHT OF WAY MONUMENT FOUND; THENCE SOUTH 51 DEGREES 27 MINUTES 59 SECONDS WEST A DISTANCE OF 406.08' (SOUTH 51 DEGREES 28 MINUTES 12 SECONDS WEST A DISTANCE OF 406.43' AS MEASURED) TO A CONCRETE MONUMENT FOUND; THENCE SOUTH 39 DEGREES 37 MINUTES 22 SECONDS WEST A DISTANCE OF 271.06' (SOUTH 39 DEGREES 49 MINUTES 49 SECONDS WEST A DISTANCE OF 259.22' AS MEASURED) TO A POINT IN THE CENTERLINE OF A CREEK; THENCE MEANDERING ALONG THE CENTERLINE OF A CREEK SOUTH 80 DEGREES 22 MINUTES 06 SECONDS WEST A DISTANCE OF 57.96' TO A POINT; THENCE NORTH 68 DEGREES 38 MINUTES 37 SECONDS WEST A DISTANCE OF 37.26' TO A POINT; THENCE SOUTH 79 DEGREES 02 MINUTES 27 SECONDS WEST A DISTANCE OF 53.49' TO A POINT; THENCE SOUTH 81 DEGREES 54 MINUTES 34 SECONDS WEST A DISTANCE OF 113.46' TO A POINT; NORTH 07 DEGREES 17 MINUTES 28 SECONDS WEST A DISTANCE OF 37.95' TO A POINT; THENCE SOUTH 87 DEGREES 46 MINUTES 03 SECONDS WEST A DISTANCE OF 54.00' TO A POINT; THENCE NORTH 73 DEGREES 07 MINUTES 26 SECONDS WEST A DISTANCE OF 126.86' TO A POINT; THENCE NORTH 85 DEGREES 20 MINUTES 11 SECONDS WEST A DISTANCE OF 54.12' TO A POINT; THENCE NORTH 65 DEGREES 35 MINUTES 54 SECONDS WEST A DISTANCE OF 51.76' TO A POINT; THENCE NORTH 27 DEGREES 16 MINUTES 22 SECONDS WEST A DISTANCE OF 20.79'' TO A POINT; THENCE NORTH 88 DEGREES 41 MINUTES 48 SECONDS WEST A DISTANCE OF 113.71' TO A POINT; THENCE NORTH 55 DEGREES 25 MINUTES 36 SECONDS WEST A DISTANCE OF 25.93' TO A POINT; THENCE NORTH 74 DEGREES 44 MINUTES 28 SECONDS WEST A DISTANCE OF 65.35' TO A POINT; THENCE NORTH 88 DEGREES 44 MINUTES 32 SECONDS WEST A DISTANCE OF 22.62' TO A POINT; (AS MEASURED ALONG THE CENTERLINE OF A CREEK SOUTH 39 DEGREES 49 MINUTES 49 SECONDS WEST A DISTANCE OF 259.22' TO A POINT IN THE CENTERLINE OF A CREEK; THENCE SOUTH 66 DEGREES 36 MINUTES 38 SECONDS WEST A DISTANCE OF 43.02' ; THENCE 87 DEGREES 08 MINUTES 57 SECONDS WEST A DISTANCE OF 225.56' TO A POINT; THENCE NORTH 00 DEGREES 45 MINUTES 25 SECONDS EAST A DISTANCE OF 33.19' TO A POINT; THENCE NORTH 78 DEGREES 49 MINUTES 31 SECONDS WEST A DISTANCE OF 111.95' TO A POINT; THENCE NORTH 69 DEGREES 50 MINUTES 56 SECONDS

WEST A DISTANCE OF 190.06' TO A POINT; THENCE SOUTH 87 DEGREES 06 MINUTES 16 SECONDS WEST A DISTANCE OF 86.31' TO A POINT; THENCE NORTH 76 DEGREES 34 MINUTES 25 SECONDS WEST A DISTANCE OF 139.63' TO A POINT;) THENCE LEAVING SAID CREEK NORTH 30 DEGREES 51 MINUTES 03 SECONDS WEST A DISTANCE OF 734.45' (NORTH 31 DEGREES 13 MINUTES 42 SECONDS WEST A DISTANCE OF 187.01' TO A ½" REBAR FOUND; THENCE NORTH 30 DEGREES 44 MINUTES 43 SECONDS WEST A DISTANCE OF 547.68' TO AN ANGLE IRON FOUND AS MEASURED) TO AN ANGLE IRON FOUND; THENCE SOUTH 59 DEGREES 37 MINUTES 46 SECONDS WEST A DISTANCE OF 447.24' (SOUTH 59 DEGREES 35 MINUTES 56 SECONDS WEST A DISTANCE OF 446.90' AS MEASURED) TO A 1/2 " REBAR FOUND;THENCE NORTH 32 DEGREES 59 MINUTES 54 SECONDS WEST A DISTANCE OF 734.75' (NORTH 33 DEGREES 16 MINUTES 25 SECONDS WEST 103.37' AS MEASURED) TO A ½" REBAR FOUND; THENCE NORTH 32 DEGREES 58 MINUTES 57 SECONDS WEST A DISTANCE OF 691.77' TO A ½" REBAR FOUND AS MEASURED) TO A ½" REBAR FOUND; THENCE NORTH 51 DEGREES 09 MINUTES 45 SECONDS EAST A DISTANCE OF 1914.64' (NORTH 52 DEGREES 06 MINUTES 01 SECONDS EAST A DISTANCE OF 1909.07' AS MEASURED) TO A ½" REBAR FOUND; THENCE NORTH 45 DEGREES 54 MINUTES 42 SECONDS EAST A DISTANCE OF 1433.07' (NORTH 46 DEGREES 52 MINUTES 30 SECONDS EAST A DISTANCE OF 1430.95' AS MEASURED) TO A ½" REBAR FOUND; THENCE SOUTH 48 DEGREES 12 MINUTES 16 SECONDS EAST A DISTANCE OF 669.15' (SOUTH 48 DEGREES 12 MINUTES 28 SECONDS EAST A DISTANCE OF 675.17' AS MEASURED) TO A ½" REBAR FOUND; THENCE NORTH 36 DEGREES 46 MINUTES 33 SECONDS EAST A DISTANCE OF 150.59' (NORTH 36 DEGREES 49 MINUTES 02 SECONDS EAST A DISTANCE OF 150.47' AS MEASURED) TO A ½" REBAR FOUND; THENCE NORTH 36 DEGREES 46 MINUTES 33 SECONDS EAST A DISTANCE OF 113.72' TO A ½" REBAR FOUND; THENCE NORTH 33 DEGREES 45 MINUTES 48 SECONDS EAST A DISTANCE OF 6.99' (NORTH 36 DEGREES 35 MINUTES 31 SECONDS EAST A DISTANCE OF 120.84' AS MEASURED) TO A 1/2" REBAR FOUND; THENCE NORTH 32 DEGREES 20 MINUTES 00 SECONDS EAST A DISTANCE OF 113.08' ( NORTH 32 DEGREES 21 MINUTES 17 SECONDS EAST A DISTANCE OF 113.02' AS MEASURED) TO A ½" REBAR FOUND; THENCE SOUTH 48 DEGREES 00 MINUTES 58 SECONDS EAST A DISTANCE OF 101.22' (SOUTH 48 DEGREES 00 MINUTES 58 SECONDS EAST A DISTANCE OF 101.22' AS MEASURED ) TO A ½" REBAR FOUND; THENCE SOUTH 32 DEGREES 08 MINUTES 44 SECONDS WEST A DISTANCE OF 64.71' (SOUTH 32 DEGREES 09 MINUTES 14 SECONDS WEST A DISTANCE OF 64.71' AS MEASURED) TO A ½" REBAR SET; THENCE SOUTH 47 DEGREES 59 MINUTES 00 SECONDS EAST A DISTANCE OF 9.50' (SOUTH 47 DEGREES 59 MINUTES 00 SECONDS EAST A DISTANCE OF 9.50' AS MEASURED) TO A ½" REBAR SET; THENCE SOUTH 33 DEGREES 53 MINUTES 38 SECONDS WEST A DISTANCE OF 320.64' (SOUTH 48 DEGREES 54 MINUTES 50 SECONDS WEST A DISTANCE OF 320.82' AS MEASURED) TO A ½" REBAR FOUND; THENCE SOUTH 48 DEGREES 12 MINUTES 16 SECONDS EAST A DISTANCE OF 772.26' (SOUTH 48 DEGREES 11 MINUTES 41 SECONDS EAST A DISTANCE OF 772.20' AS MEASURED) TO A ½" REBAR FOUND; THENCE SOUTH 15 DEGREES 07 MINUTES 41 SECONDS WEST A DISTANCE OF 71.74' (SOUTH 15 DEGREES 04 MINUTES 51 SECONDS WEST A DISTANCE OF 71.76' AS MEASURED) TO A ½" REBAR FOUND; THENCE NORTH 68 DEGREES 52 MINUTES 27 SECONDS EAST A DISTANCE OF 72.01' (NORTH 68 DEGREES 51 MINUTES 56 SECONDS EAST A DISTANCE OF 72.06' AS MEASURED) TO A ½" REBAR FOUND; THENCE SOUTH 48 DEGREES 12 MINUTES 16 SECONDS EAST A DISTANCE OF 38.98' (SOUTH 48 DEGREES 16 MINUTES 04 SECONDS EAST A DISTANCE OF 39.02' AS MEASURED) TO A ½" REBAR FOUND AND THE TRUE POINT OF BEGINNING.

CONTAINING 146.94 ACRES (149.42 ACRES AS MEASURED)

EXHIBIT B

ADDITIONAL STIPULATIONS

B-1

Cash Management Stipulations. Borrower, Lender and any Manager have, of even date herewith, entered into that certain Cash Management Agreement (the "Cash Management Agreement") of even date herewith which, upon the inception and during the continuation of a Sweep Period (as defined in the Cash Management Agreement), provides for the disposition of Rents and Profits from the Property. It is specifically agreed that (i) the Cash Management Agreement is one of the Loan Documents (as defined in this Security Deed), and (ii) during a Sweep Period, the Clearing Account, the Cash Collateral Account and all other Accounts and Sub-Accounts (as such terms are described or defined in the Cash Management Agreement) shall be included within the Reserves (as defined in this Security Deed). The Reserves and any disbursement therefrom shall be subject to both this Security Deed, the Cash Management Agreement and the other Loan Documents. During any Sweep Period (as defined in the Cash Management Agreement), all references in this Security Deed to the Impound Account and to the other Reserves shall be deemed to refer to the Sub-Account of the Cash Collateral Account (as defined in the Cash Management Agreement) into which the proceeds of each such Reserve have been deposited pursuant to the Cash Management Agreement. During any Sweep Period, all payments from Borrower to Lender with respect to Reserves shall be made by disbursement from the Clearing Account or as otherwise provided in the Cash Management Agreement. During any Sweep Period, all sums held in the Cash Collateral Account prior to being allocated into the Sub-Accounts shall also be considered "Funds" for purposes of Section 4.28 hereof and shall bear interest to be added to the Cash Collateral Account in accordance with that provision; provided, however, once such monies in the Cash Collateral Account have been allocated to Sub-Accounts pursuant to the terms of the Cash Management Agreement, such Sub-Accounts shall bear interest for the ultimate benefit of Borrower only to the extent required by Section 4.28 hereof or by the Cash Management Agreement.

B-2

Curtailment Reserve. During any Curtailment Period (as defined in the Cash Management Agreement), Borrower shall be required to establish and maintain a reserve (the "Curtailment Reserve") to be funded, maintained and disbursed in accordance with the terms and provisions of the Cash Management Agreement.

EXHIBIT C

DESCRIPTION OF SELECTED LOAN DOCUMENTS

I.	The term "Notes" as used herein shall refer collectively to the following Promissory Notes, each dated as indicated herein and the term "Note" shall mean one of the Notes:

Maker	Payee	Initial Stated Principal Amount	Additional Definition and Terminology
1. Sun Villa MHC LLC	ARCS Commercial Mortgage Co., L.P., its successors and assigns	$18,300,000.00 (the "Sun Villa Loan Amount") with a maturity date of August 6, 2016	This Promissory Note dated as of July 10, 2006 is referred to herein as the "Sun Villa Note" and the indebtedness evidenced thereby as the "Sun Villa Loan"
2. Sun Countryside Atlanta LLC	ARCS Commercial Mortgage Co., L.P., its successors and assigns	$12,950,000.00 (the "Countryside Atlanta Loan Amount") with a maturity date of August 6, 2016	This Promissory Note dated as of July 10, 2006 is referred to herein as the "Countryside Atlanta Note" and the indebtedness evidenced thereby as the "Countryside Atlanta Loan"
3. Sun Countryside Lake Lanier LLC	ARCS Commercial Mortgage Co., L.P., its successors and assigns	$16,850,000.00 (the "Countryside Lake Lanier Loan Amount") with a maturity date of August 6, 2016	This Promissory Note dated as of August 1, 2006 is referred to herein as the "Countryside Lake Lanier Note" and the indebtedness evidenced thereby as the "Countryside Lake Lanier Loan"

As used herein, the term "Loans" shall collectively refer to the Sun Villa Loan, the Countryside Atlanta Loan and the Countryside Lake Lanier Loan; the term "Loan Amount" shall refer to the aggregate amount of the Loans unless the context requires otherwise; the term "Other Notes" shall refer to the Sun Villa Note and the Countryside Atlanta Note; and the term "Other Loans" shall refer to the Sun Villa Loan and the Countryside Atlanta Loan.

II.

The term "Deeds of Trust" as used herein shall refer collectively to the following documents, whether such documents be deeds to secure debt or deeds of trust or otherwise, each dated as indicated herein:

Title of Document	Grantor or Mortgagor	Property	County of Recordation	Additional Definitions
1. Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing	Sun Villa MHC LLC	Sun Villa 91 Cabernet Parkway Reno, Nevada 89512	Washoe County, Nevada	This Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing Trust and Security Agreement dated July 10, 2006 is referred to herein as the "Sun Villa Deed of Trust"
2. Deed to Secure Debt and Security Agreement	Sun Countryside Atlanta LLC	Countryside Village of Atlanta 10 Sweetwater Way Lawrenceville, Georgia 30044	Gwinnett County, Georgia	This Deed to Secure Debt and Security Agreement dated July 10, 2006 is referred to herein as the "Countryside Atlanta Deed of Trust"
3. Deed to Secure Debt and Security Agreement	Sun Countryside Lake Lanier LLC	Countryside Village of Lake Lanier 4802 Friendship Road Buford, Georgia 30518	Hall County, Georgia	This Deed to Secure Debt and Security Agreement dated August 1, 2006 is referred to herein as the "Countryside Lake Lanier Deed of Trust"

Each of the real properties and other collateral identified in the Deeds of Trust described above (including the Property) are referred to collectively as the "Related Properties"; and the term "Other Deeds of Trust" shall refer to the Sun Villa Deed of Trust and the Countryside Atlanta Deed of Trust.

III.

The term "Assignments" as used herein shall refer collectively to the following documents, each dated as indicated herein:

Title of Document	Assignor	Property	County of Recordation	Additional Definitions
1. Assignment of Leases and Rents	Sun Villa MHC LLC	Sun Villa 91 Cabernet Parkway Reno, Nevada 89512	Washoe County, Nevada	This Assignment of Leases and Rents dated July 10, 2006 is referred to herein as the "Sun Villa Assignment"
2. Assignment of Leases and Rents	Sun Countryside Atlanta LLC	Countryside Village of Atlanta 10 Sweetwater Way Lawrenceville, Georgia 30044	Gwinnett County, Georgia	This Assignment of Leases and Rents dated July 10, 2006 is referred to herein as the "Countryside Atlanta Assignment"
2. Assignment of Leases and Rents	Sun Countryside Lake Lanier LLC	Countryside Village of Lake Lanier 4802 Friendship Road Buford, Georgia 30518	Hall County, Georgia	This Assignment of Leases and Rents dated August 1, 2006 is referred to herein as the "Countryside Lake Lanier Assignment"

EXHIBIT D

DISCLOSED LITIGATION

1.

Aguilera v. Sun Communities, Incorporated and Sun Communities Operating Limited Partnership, U.S. District Court, Eastern District of Michigan (Detroit), Case No. 2:06-cv-10895-PDB-SDP, filed February 28, 2002, RE: 443 Civil Rights: Accommodations

2.	Dwight and Dawn Bloss v. Sun Communities Operating Limited Partnership, Michigan Court of Appeals, Case No: 266602; Oakland County Circuit Court Case No: 05-063884

EXHIBIT D, Disclosed Litigation – Page 1

42478-68/Sun Portfolio (Countryside/Lake Lanier - GA)

1383105.01